                                                                    Exhibit 10.5


                            SHARE PURCHASE AGREEMENT

          This Share Purchase Agreement (this "Agreement") is entered into as of
                                               ---------
February 25, 2000, among Pedro Ernesto Lissandrello ("Lissandrello"), Roberto
                                                      ------------
Anibal Ortega ("Ortega"), and Jorge Luis Fernandez ("Fernandez") (each, a
                ------                               ---------
"Seller", and collectively, "Sellers"), INEA Internet S.A., a corporation
-------                      -------
incorporated under the laws of the Republic of Argentina (the "Company"), Diveo
                                                               -------
Argentina S.A., a corporation organized under the laws of the Republic of Argentina ("Buyer") and Diginet Americas, Inc., a Delaware corporation
            -----
("Diginet").
  -------

          WHEREAS, Sellers are collectively the owners of 100% of the issued and outstanding ordinary shares, par value One Argentine Peso per share (the

"Ordinary Shares"), of the Company;
----------------

          WHEREAS, the Company provides dedicated and dial-up Internet services, hosting, design and other services in Buenos Aires Province, Argentina;

          WHEREAS, Sellers desire to sell, and Buyer desires to purchase, all of Sellers' Ordinary Shares for the consideration and upon the terms and conditions hereinafter set forth; and

          WHEREAS, Diginet indirectly owns 100% of Buyer and deems it to be in its best interests that the transactions contemplated by this Agreement be consummated.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.  DEFINITIONS

          As used in this Agreement, the following terms shall have the following respective meanings:

          "Affiliate" -- (a) with respect to a natural person, any member of
           ---------
such person's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

          "Agreement" -- any written or oral concurrence of understanding and
           ---------
intention between two or more Persons with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional or executory), including, without limitation, notes, bonds, mortgages, indentures, contracts, leases, licenses, permits, franchises, easements, rights of way, or other instruments or obligations.

          "ARIN" -- the non-profit organization established for the purpose of
           ----
administration and registration of Internet Protocol (IP) numbers for the following geographical areas: North America, South America, the Caribbean and sub-Saharan Africa.

          "Assets" -- assets of every kind and everything that is or may be
           ------
available for the payment of liabilities (whether tangible or intangible), including, without limitation, real and personal property.

          "Business Day" -- any day other than a Saturday or Sunday or other day
           ------------
on which national banks in Washington, D.C. or Buenos Aires, Argentina are required or permitted to be closed.

          "Buyer" -- as defined in the Recitals to this Agreement.
           -----

          "Buyer Closing Documents" -- as defined in Section 5.3.
           -----------------------

          "Buyer Organizational Documents" -- as defined in Section 5.2.
           ------------------------------

          "Buyer Damages" -- as defined in Section 12.2(a).
           -------------

          "Buyer Indemnified Person" -- as defined in Section 12.2.
           ------------------------

          "Cash Payment Amount" -- as defined in Section 2.2(a).
           -------------------

          "Claims" -- all demands, claims, actions or causes of action,
           ------
assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements actually incurred. In addition, without limiting the foregoing, Claims shall include all lawsuits identified in the Disclosure Schedules, and all assessments, losses, settlements, fees, cost or other charges relating thereto, whether or not disclosed in the Disclosure Schedules.

          "Closing" -- as defined in Section 2.3.
           -------

          "Closing Date" -- the date and time as of which the Closing actually
           ------------
takes place.

          "Company" -- as defined in the Recitals of this Agreement.
           -------

          "Company Closing Documents" -- as defined in Section 3.3(a).
           -------------------------

          "Company Organizational Documents" -- as defined in Section 3.2.
           --------------------------------

          "Consent" -- any approval, consent, ratification, waiver, filing,
           -------
notification or other permit or authorization (including any Governmental Authorization).

          "Control" -- possession, directly or indirectly, of power to direct or
           -------
cause the direction of management or policies (whether through ownership of voting securities, by Agreement or otherwise).

          "Covenant Not to Compete" -- as defined in Section 7.9.
           -----------------------

          "December 31, 1999 Net Book Value" -- as defined in Section 2.5(a).
           --------------------------------

          "Deductible" -- as defined in Section 12.5.
           ----------

          "Deferred Cash Payment Amounts" -- as defined in Section 2.2(d).
           -----------------------------

          "Diginet" -- as defined in the Recitals to this Agreement.
           -------

          "Diginet Closing Documents" -- as defined in Section 6.3.
           -------------------------

          "Diginet Organizational Documents" -- as defined in Section 6.2.
           --------------------------------

          "Diginet Stock" -- as defined in Section 2.2.
           -------------

          "Employment Agreements" -- as defined in Section 10.5.
           ---------------------

          "Encumbrance" -- any charge, claim, community property interest,
           -----------
condition, equitable interest, lien, option, mortgage, hypothecation, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

          "Environment" -- soil, land surface or subsurface strata, surface
           -----------
waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

          "Escrow Agent" -- as defined in Section 2.4(c).
           ------------

          "Escrow Agreement" -- as defined in Section 2.4(c).
           ----------------

          "Escrowed Cash" -- as defined in Section 2.2(e).
           -------------

          "Escrowed Stock" -- as defined in Section 2.2(c).
           --------------

          "Estimated Closing Balance Sheet" -- as defined in Section 2.5(a).
           -------------------------------

          "Estimated Closing Net Book Value" -- as defined in Section 2.5(a).
           --------------------------------

          "Estimated Purchase Price Adjustment" -- as defined in Section 2.5(a).
           -----------------------------------

          "FCPA" -- as defined in Section 3.13(c).
           ----

          "Final Closing Balance Sheet" -- as defined in Section 2.5(b).
           ---------------------------

          "Final Closing Net Book Value" -- as defined in Section 2.5(b).
           ----------------------------

          "Final Purchase Price Adjustment" -- as defined in Section 2.5(b).
           -------------------------------

          "GAAP" -- generally accepted Argentine accounting principles.
           ----

          "Governmental Authorization" -- any approval, consent, license,
           --------------------------
permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body.

          "Governmental Body" -- any:
           -----------------

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b) federal, state, local, municipal, foreign, or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d) multi-national organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

          "Key Customer Contracts" -- as defined in Section 10.5.
           ----------------------

          "Key Customers" - B.A. Services, S.A. or another wholly-owned
           -------------
subsidiary of AES, S.A. and Comesa, S.A.

          "Indemnity Claim" -- as defined in Section 12.4(a).
           ---------------

          "Independent Third Party" -- as defined in Section 2.5(c).
           -----------------------

          "INEA Stockholders Agreement" -- as defined in Section 10.7.
           ---------------------------

          "INEA S.R.L." -- a corporation organized under the laws of the
           -----------
Republic of Argentina and the Company's predecessor in interest.

          "Intellectual Property" -- all (a) trademarks, service marks, trade
           ---------------------
dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) copyrights and registrations and applications for registration thereof, (c) Software, (d) IP addresses (e) trade secrets and confidential business information (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (f) other proprietary rights, and
(g) copies and tangible embodiments thereof (in whatever form or medium).

          "Interim Balance Sheet" -- as defined in Section 3.5.
           ---------------------

          "Interim Balance Sheet Date" -- as defined in Section 3.5.
           --------------------------

          "Interim Financial Statements" -- as defined in Section 3.5.
           ----------------------------

          "Knowledge" -- an individual will be deemed to have "Knowledge" of a
           ---------
particular fact or other matter if:

          (a)  such individual is actually aware of such fact or other matter;
or

          (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

          A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

          "Law" -- all provisions of all (a) constitutions, treaties, statutes,
           ---
laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Body, (b) any consent of, with or to any Governmental Body and (c) orders, decisions, injunctions, judgments, awards and decrees of, or Agreements with, any Governmental Body.

          "Licenses" - The Value Added Service License granted to the Company by
           --------
the Secretary of Communications of Argentina on August 14, 1998 pursuant to Resolution 1783.

          "Material Adverse Effect" -- with respect to a Person, a material
           -----------------------
adverse effect in the business, operations, Assets, profits, prospects or condition (financial or otherwise) of such Person.

          "Net Book Value" -- the excess of the book value of assets over the
           --------------
book value of liabilities, each as determined in accordance with GAAP.

          "1998 Balance Sheet" -- as defined in Section 3.5.
           ------------------

          "Order" -- any award, decision, injunction, judgment, order, ruling,
           -----
unit, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

          "Ordinary Course of Business" -- an action taken by a Person will be
           ---------------------------
deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

          "Ordinary Shares" -- as defined in the Recitals of this Agreement.
           ---------------

          "Organizational Documents" -- (a) the articles or certificate of
           ------------------------
incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

          "Person" -- any individual, corporation (including any non-profit
           ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

          "Plan" -- as defined in Section 3.12.
           ----

          "POP" -- as defined in Section 3.24.
           ---

          "Proceeding" -- any action, arbitration, audit, hearing,
           ----------
investigation, litigation, claim or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

          "Promissory Note" -- as defined in Section 2.2(a).
           ---------------

          "Purchase Price" -- as defined in Section 2.2.
           --------------

          "Representative" -- with respect to a particular Person, any director,
           --------------
officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, appraisers and financial advisors.

          "Required Tax Payments" -- as defined in Section 7.9.
           ---------------------

          "Schedule 3.16 Contracts" -- as defined in Section 3.16(a).
           -----------------------

          "Secretary of Communications" -- means the Secretary of Communications
           ---------------------------
of the Republic of Argentina.

          "Securities Act" -- the Securities Act of 1933 or any successor law,
           --------------
and regulations and rules issued pursuant to that Act or any successor law.

          "Seller Closing Documents" -- as defined in Section 4.1.
           ------------------------

          "Seller Damages" -- as defined in Section 12.3.
           --------------

          "Seller Indemnified Person" -- as defined in Section 12.3.
           -------------------------

          "Sellers" -- as defined in the first paragraph of this Agreement.
           -------

          "Software" -- computer software, including, but not limited to, all
           --------
databases, source codes, object codes, objects, comments, screens, user interfaces, report formats, templates, menus, button and icons, and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith.

          "Subscriber" -- any customers of the Company who (a) are currently
           ----------
connected to and receiving Internet related services from the Company's Systems;
(b) are being charged or have pre-paid the Company's standard rates (which rates are set forth on Schedule 3.25) pursuant to the Company's standard form
                 -------------
contracts previously provided to Buyer; (c) have paid such stated rates in full for at least one full month; (d) are not two or more months delinquent in the payment of any invoice from the Company; (e) have not, in the preceding two months, been given a waiver or forgiveness of service charges; (f) have not received any inducement to become connected to the Company's Systems or to receive or pay for services (other than pursuant to the Company's customary marketing practices); and (g) have not notified the Company of their intention to cancel service.

          "Survival Period" -- as defined in Section 12.1.
           ---------------

          "Systems" -- means the infrastructure used to provide Internet access,
           -------
transit, web hosting and related services, including network components, communications facilities, servers, services and service platforms (including for e-mail, news, DNS, web, authentication and other services), equipment, operating software, applications software, middleware, firewalls, power plants, data processing platforms, MIS systems, office automation systems and internal LAN network management systems.

          "Tax" -- any tax (including any income tax, capital gains tax, value-
           ---
added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Agreement relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

          "Tax Return" -- any return (including any information return), report,
           ----------
statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to any Tax.

2.  SALE AND PURCHASE OF SHARES; CLOSING

    2.1.  Sale and Purchase of Shares

          On the basis of the representations, warranties, covenants and agreements contained herein, and subject to the terms and conditions hereof, each Seller severally agrees to sell to Buyer, and Buyer agrees to purchase from each Seller, the number of shares of issued and outstanding Ordinary Shares set forth opposite the name of such Seller on Exhibit A (which, collectively,
                                          ---------
constitute all of the outstanding shares of capital stock of the Company), for the consideration specified in Section 2.2.

    2.2.  Purchase Price

          The aggregate purchase price (the "Purchase Price") for the Ordinary
                                             --------------
Shares and the Covenant not to Compete will be Eight Million Three Thousand U.S. Dollars (US $8,300,000), as adjusted pursuant to Section 2.5. The Purchase Price will be paid by Buyer as follows:

          (a) At the Closing, Buyer shall deliver to each Seller in immediately available funds the amount set forth opposite the name of such Seller on Exhibit
                                                                         -------
A (the "Cash Payment Amount"), which amounts total Two Million Seven Hundred
--      -------------------
Fifty Thousand One U.S. Dollars (US $2,750,001); provided, however, if a
                                                 --------  -------
Purchase Price adjustment is required under Section 2.5(a), the Cash Payment Amounts shall be increased or decreased as applicable, by the amount of the Estimated Purchase Price Adjustment, with each Cash Payment Amount increased or decreased in accordance with the percentages set forth on Exhibit A.
                                                          ---------

          (b)   At the Closing, Buyer shall deliver to each Seller a promissory note in the form of Exhibit B (the "Promissory Note"), for the principal amount
                    ---------       ---------------
set forth opposite the name of such Seller on Exhibit A, which amounts total Two
                                              ---------
Million Seven Hundred Ninety-Nine Thousand Nine Hundred Ninety-Nine U.S. Dollars (US $2,799,999). A portion of each Promissory Note as set forth opposite the name of each Seller on Exhibit A, which amounts total One Million Eight Hundred
                       ---------
Thousand U.S. Dollars (US $1,800,000) shall be forfeited by each Seller, and Buyer shall have no obligation to make any payments thereunder, if either of the Key Customer Agreements has been terminated on or prior to the six month anniversary of the Closing Date or if on such date a Key Customer shall be in arrears in payment of any amounts, in more than 30 days, due under such Key Customer's Key Customer Agreement.

          (c) At the Closing, Buyer shall issue to each Seller such number of shares of common stock, par value U.S. $.0001 per share, of Diginet (the

"Diginet Stock"), set forth opposite the name of such Seller on Exhibit A, of
--------------                                                  ---------
which the number of shares set forth on Exhibit A plus such additional number of
                                        ---------
shares, if any, required under Section 2.6 to be deposited in escrow (the

"Escrowed Stock") shall be deposited by Buyer with the Escrow Agent.  For
---------------
purposes of this Agreement, each share of Diginet Stock shall be deemed to have a value of U.S. $1.81 and the aggregate value of the shares of Diginet Stock to be delivered hereunder shall be deemed to have an aggregate value of Two Million U.S. Dollars ($2,000,000).

          (d) The remaining Seven Hundred Fifty Thousand U.S. Dollars (U.S. $750,000) of the Purchase Price (the "Escrowed Cash") shall be deposited in
                                      -------------
immediately available funds by Buyer with the Escrow Agent.

          (e) Any Final Purchase Price Adjustment shall be paid as provided in
Section 2.5(c).

The Purchase Price will be allocated in accordance with Schedule 2.2. Buyer and
                                                        ------------
Diginet hereby and jointly and severally agree to indemnify and hold harmless Sellers from and against any and all costs, expenses, loses, intenrest charges, penalties, damages or ather liabilities or obligations, including reasonables fees, incurred by Sellers, direct or indirectly, by reason of, resulting from or relating of any claims brought in connection with the allocation of the purchase price set forth in this Section 2.2, shall constitute seller damages and be subject to indemnification in accordance with art. 12 of this agreement.

    2.3.  Closing

          The closing of the transactions contemplated hereby (the "Closing")
                                                                    -------
will take place at the offices of Cibils, Castro, Cranwell, Boneo Villegas, Buenos Aires, Argentina, at 10:00 a.m. (local time) on the date that is three
(3) Business Days following the date on which all conditions set forth in Sections 10.4 and 11.3 have been satisfied.

    2.4.  Closing

          At the Closing:

          (a)  Sellers will deliver to Buyer:

              (i) certificates representing the Ordinary Shares duly endorsed for transfer to Buyer or accompanied by appropriate stock powers;

              (ii)  the certificates described in Sections 10.2 and 10.3;

              (iii) the Required Buyer Consents duly executed by all parties thereto;

              (iv) the Employment Agreements executed by Lissandrello, Rafael Ibanez and Flavio Villanustre;

              (v)   the INEA Stockholders Agreement executed by Sellers;

              (vi)  the legal opinions described in Section 10.8;

              (vii) the resignations described in Section 10.11; and

              (viii) the corporate minute books, stock transfer records and corporate seal of the Company.

              (b)    Buyer will deliver to Sellers:

              (i) the Cash Payment Amounts, the Promissory Notes and certificates for the shares of Diginet Stock required under Section 2.2(c);

              (ii)   the certificates described in Sections 11.1 and 11.2;

              (iii) the Required Seller Consents duly executed by all parties thereto;

              (iv)   the Employment Agreements executed by Buyer or the Company;

              (v)    the INEA Stockholders Agreement executed by Diginet;

              (vi)   the Guarantees executed by Diginet; and

              (vii)  the legal opinions described in Section 11.8.

          (c) Buyer and Sellers will enter into an escrow agreement in the form of Exhibit C (the "Escrow Agreement") with First Union National Bank or another
   ---------       ----------------
mutually acceptable Person (the "Escrow Agent") and Buyer shall deliver the
                                 ------------
Escrowed Stock and the Escrowed Cash to the Escrow Agent.

    2.5.      Purchase Price Adjustments

          (a) No later than five days prior to the Closing Date, the Company will prepare and deliver to Buyer an estimated balance sheet of the Company as of the Closing Date (the "Estimated Closing Balance Sheet"). The Estimated
                          -------------------------------
Closing Balance Sheet shall be prepared in accordance with GAAP applied on a basis consistent with the preparation of the Interim Balance Sheet. If the Net Book Value of the Company as set forth on the Estimated Closing Balance Sheet (the "Estimated Closing Net Book Value") exceeds the Net Book Value of the
      --------------------------------
Company as of December 31, 1999 (the "December 31, 1999 Net Book Value"), the
                                      --------------------------------
Purchase Price shall be increased by such excess amount. If the Estimated Closing Net Book Value is less than the December 31, 1999 Net Book Value, the Purchase Price shall be decreased by such deficit amount. (Any increase or decrease pursuant to this Section 2.5(a) is referred to herein as the "Estimated
                                                                       ---------
Purchase Price Adjustment.")
-------------------------

          (b) Within 45 days after the Closing Date, the Company shall prepare and deliver to Sellers a final balance sheet of the Company as of the Closing Date (the "Final Closing Balance Sheet"). The Final Closing Balance Sheet shall
           ---------------------------
be prepared in accordance with GAAP applied on a basis consistent with the preparation of the December 31, 1999 Balance Sheet. If the Net Book Value of the Company as set forth on the Final Closing Balance Sheet (the "Final Closing
                                                                  -------------
Net Book Value") exceeds the Estimated Closing Net Book Value, the Purchase
--------------
Price shall be increased by such excess amount. If the Final Closing Net Book Value is less than the Estimated Closing Net Book Value, the Purchase Price shall be decreased by such deficit amount. (Any increase or decrease pursuant to this Section 2.5(b) is referred to herein as the "Final Purchase Price
                                                     --------------------
Adjustment.")
----------

          (c) Buyer and Sellers (by themselves or through their respective Representatives) will use their reasonable best efforts to engage in good-faith negotiations to resolve any disputes between them with respect to the Estimated Closing Balance Sheet or the Final Closing Balance Sheet promptly after delivery by the Company of the Final Closing Balance Sheet to Sellers. If a final resolution is not reached within ten Business Days following such delivery, the parties shall submit their dispute in writing, together with reasonable supporting documentation, to a "Big Five" accounting firm (other than Buyer's, the Company's, Diginet's or any Seller's auditors) as Buyer and Sellers may agree upon (the "Independent Third Party") for resolution. The Independent
                 -----------------------
Third Party, acting as experts and not as arbitrators, upon a review of the Estimated Closing Balance Sheet or the Final Closing Balance Sheet, as the case may be, and in consideration of the materials submitted by the parties and any other information subsequently obtained from them, shall resolve any such disputes and revise the Estimated Closing Balance Sheet or the Final Closing Balance Sheet, as the case may be, determine the Final Purchase Price Adjustment, if any, and communicate the foregoing to Buyer and Sellers in writing, not later than 45 days following the submission of such dispute to the Independent Third Party (unless Buyer and Seller agree, upon request of the Independent Third Party, to provide the Independent Third Party with additional time to make its determination, which agreement shall not be unreasonably withheld). Buyer and Sellers will each bear 50% of the fees of the Independent Third Party for such determination.

          (d) Within five days after final determination of the Final Purchase Price Adjustment, (i) if such adjustment is an increase, Buyer shall pay Sellers in U.S. Dollars in immediately available funds the amount of such increase, which shall be allocated among the Sellers in accordance with the percentages set forth on Exhibit A and (ii) if such adjustment is a decrease, an amount of
             ---------
the Escrowed Stock and the Escrowed Cash equal to the lesser of the amount of such decrease, or all the Escrowed Stock and the Escrowed Cash, if less, shall be released from escrow and paid to Buyer and Sellers shall pay any additional shortfall to Buyer in U.S. Dollars in immediately available funds in accordance with the percentages set forth on Exhibit A.
                                  ---------

    2.6.  Additional Escrow Requirements

          Promptly following the execution of this Agreement, Buyer's outside accounting firm, Ernst & Young, shall conduct a due diligence investigation of the book, records, financial statements and Tax Returns of INEA S.R.L., in accordance with Schedule 2.6 hereof, for the purpose of evaluating what outstanding or potential liabilities, including without limitation contingent liabilities, INEA S.R.L. has for Taxes. The Company and Sellers will cooperate with Ernst & Young in such investigation and shall provide all information reasonably requested by Ernst & Young with respect thereto. Buyer shall cause Ernst & Young to complete such due diligence investigation and deliver its report thereof to Buyer no later than twenty (20) days from the execution of this Agreement. In the event Ernst & Young has determined, as described in such report, that such outstanding or potential liabilities exceed Ten Thousand U.S. Dollars (US $10,000), (i) the portion of the Purchase Price to be placed in escrow shall be increased by an amount equal to such excess, which shall consist of Diginet Stock based upon a value of $1.81 per share (and the aggregate number of shares of Diginet Stock to be delivered to Sellers at the Closing shall be reduced accordingly), (ii) the Escrow Period (as defined in the Escrow Agreement) shall be extended, only for this Additional Escrow, from the six month anniversary of the Closing Date to the first anniversary of the Closing Date and (iii) the Escrow Agreement shall be revised to take into account the foregoing; provided, that, in no event shall the Escrow Fund (as defined in the
           --------  ----
Escrow Agreement) exceed One Million Two Hundred Fifty Thousand U.S. Dollars (US $1,250,0000) on the Closing Date.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS REGARDING THE COMPANY

          The Company and the Sellers jointly and severally represent and warrant to Buyer and Diginet as to the Company as follows:

     3.1.  Organization and Good Standing

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Argentina. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in the states, provinces, countries, and territories listed on Schedule
                                                                        --------
3.1.  The Company is not qualified to conduct business in any other
---
jurisdiction, and neither the nature of the business conducted by the Company nor the character of the Assets owned, leased, or otherwise held by it makes any such qualification necessary in any jurisdiction wherein failure to qualify would have a Material Adverse Effect upon the business of the Company as currently conducted.

          (b) Except as set forth in Schedule 3.1, the Company has never
                                     ------------
conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name than the name "INEA Internet S.A.".

          (c) There is included in Schedule 3.1 a list of all subsidiaries of
                                   ------------
the Company, including the name and capitalization of such entity and the ownership interest of the Company in such entity. Except as set forth in

Schedule 3.1, the Company does not own, directly or indirectly, capital stock or
------------
any equity interest of any other corporation or other entity and is not a partner in any partnership or similar entity, a member of any limited liability company or similar entity, or a participant in any joint venture.

    3.2.  Certificate or Articles of Incorporation

          The Company furnished or has caused to be furnished to Buyer a true and complete copy of its Organizational Documents, as currently in effect, certified as of a recent date by the Governmental Body with which such Organizational Documents are filed, or if no such filings are made, certified by its corporate secretary (collectively the "Company Organizational Documents").
                                           ----------------------------------
Such certified copies are attached as Schedule 3.2.
                                      ------------

    3.3.  Authority; Enforceability; No Conflict

          (a) The Company has the necessary corporate power and authority to own, operate and lease its Assets, to carry on its business as currently conducted, to enter into this Agreement and each of the other agreements, certificates or other instruments required to be delivered by the Company at or prior to Closing (the "Company Closing Documents"), to perform its obligations hereunder and
--------------------------
thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the Company Closing Documents and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company or its shareholders are necessary to authorize the Company to execute and deliver this Agreement or any of the Company Closing Documents or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity. Each of the Company Closing Documents, when executed and delivered by the Company, shall have been duly executed and delivered by the Company and shall constitute a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

          (b) The execution and delivery of this Agreement by the Company does not, and the execution and delivery by the Company of each of the Company Closing Documents and the performance by the Company of its obligations under this Agreement and each of the Company Closing Documents will not, with or without the giving of notice or the lapse of time or both, (i) conflict with or violate the Company Organizational Documents, (ii) subject to obtaining the approvals and compliance with the requirements set forth in Schedule 3.3(b),
                                                            ---------------
conflict with or violate any Law or Order applicable to the Company or by which any of its Assets is bound or affected, or (iii) except as set forth in Schedule
                                                                        --------
3.3(b), result in any breach of or constitute a default under, or give to others
------
any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the Assets of the Company pursuant to, any Agreement to which the Company is a party or by which the Company or any of its Assets is bound or affected.

          (c) The execution and delivery of this Agreement by the Company does not, and the execution and delivery of each of the Company Closing Documents and the performance of this Agreement and each of the Company Closing Documents by the Company will not, require any Consent of any Person, including without limitation, ARIN, except as set forth in Schedule 3.3(c).
                                         ---------------

    3.4.  Capitalization; Ownership of Ordinary Shares

          The authorized equity securities of the Company consist of 12,000 ordinary shares, par value One Argentine Peso per share, of which 12,000 ordinary shares are duly authorized and validly issued and outstanding, fully paid and nonassessable and constitute the Ordinary Shares. No ordinary shares of capital stock of the Company have been reserved for any purpose. There are no outstanding securities convertible into or exchangeable for ordinary shares and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any ordinary shares or other securities of the Company. There are no outstanding agreements affecting or relating to the voting, issuance, purchase (including, without limitation, rights of first refusal), redemption, repurchase, or transfer of the Ordinary Shares, or any other securities of the Company, except as contemplated hereunder.

    3.5.  Financial Statements

          The Company has furnished to Buyer, and there are included in Schedule
                                                                        --------
3.5 hereto, (a) the audited balance sheet of the Company as of the end of the
---
fiscal year ended December 31, 1998 (the "1998 Balance Sheet") and the audited
                                          ------------------
statements of income, stockholders' equity, and statements of cash flows for the twelve month period then ended, accompanied by the related report of Juan Carlos Mogavero and (b) the unaudited balance sheet of the Company (the "Interim
                                                                  -------
Balance Sheet"), as of December 31, 1999 (the "Interim Balance Sheet Date") and
-------------                                  --------------------------
the related unaudited statements of income, stockholders' equity and cash flows (together with the Interim Balance Sheet, the "Interim Financial Statements")
                                               ----------------------------
for the twelve month period ended as of the Interim Balance Sheet Date. All of the financial statements, including without limitation the notes thereto, referred to in this Section 3.5 or furnished to Buyer after the date hereof (a) are in accordance with the books and records of the Company, (b) present fairly the financial position of the Company as of the respective dates and the results of operations and statement of cash flows for the respective periods indicated and have been prepared in accordance with GAAP applied on a basis consistent with prior accounting periods; provided, however, that in the case of the
                               --------  -------
Interim Financial Statements, such statements are subject to normal year-end audit adjustments, which individually or in the aggregate will not be material.

Schedule 3.5 sets forth all changes in accounting methods (for financial
------------
accounting purposes) made, agreed to, requested or required with respect to the Company since the date of its incorporation.

    3.6.  Books and Records

          The books of account, minute books, share record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

    3.7.  No Undisclosed Liabilities

          Except as reflected in the Interim Financial Statements or as described in Schedule 3.7, the Company has no liabilities (whether contingent or
             ------------
absolute, matured or unmatured, known or unknown, accrued or otherwise) other than liabilities incurred in the Ordinary Course of Business.

    3.8.  Title to Properties

          Schedule 3.8 contains a complete and accurate list of all real
          ------------
property owned, leased or used by the Company.  Except as set forth on Schedule
                                                                       --------
3.8, (a) the Company has good, valid and marketable title to all of its Assets,
---
including without limitation all of the Assets reflected in the 1998 Balance Sheet and the Interim Balance Sheet, and all of the Assets purchased or otherwise acquired by the Company since the Interim Balance Sheet Date (except for Assets reflected in such balance sheets or acquired since the Interim Balance Sheet Date which have been sold or otherwise disposed of in the Ordinary Course of Business) free and clear of all Encumbrances and (b) in the case of any Assets consisting of real property, such Assets are not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature.

    3.9.  Accounts Receivable; Product and Services Warranties

          (a) The accounts receivable of the Company shown on the Interim Balance Sheet, or thereafter acquired by the Company, arose from bona fide transactions in the Ordinary Course of Business and have been collected or are collectible in amounts not less than the amounts thereof carried on the books of the Company, except to the extent of the allowance for doubtful accounts shown on such Interim Balance Sheet.

          (b) The amount of the warranty reserve included on the Interim Balance Sheet was prepared in accordance with GAAP applied on a basis consistent with prior accounting periods. There are no warranties with respect to the products or services sold by the Company except as set forth in Schedule 3.9.
                                                       ------------

    3.10. Taxes

          (a) The Company has filed (on a timely basis) with the appropriate Governmental Bodies all Tax Returns that are or were required to be filed by or with respect to it in connection with or affecting the Company, its Assets or its operations. All of such Tax Returns are complete in all respects. The Company (a) has paid the Taxes shown to be due on such Tax Returns or otherwise assessed, levied and due and payable by the Company, including related penalties and/or interest due or (b) has established adequate reserves therefor (in conformity with GAAP applied on a basis consistent with prior accounting periods).

          (b) There is no Proceeding pending or, to the Knowledge of the Company or any Seller, threatened, in respect of any Taxes for which the Company is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the Knowledge of the Company or any Seller, threatened. The Company has not consented to any waivers or extensions of any statute of limitations with respect to any taxable year of the Company. There is no Agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against the Company, and no power of attorney granted by the Company with respect to any tax matters is currently in force.

          (c) The Company has furnished to Buyer true and complete copies of all the Company Tax Returns for all periods since the Company's inception and all written communications relating to any such Company Tax Returns or to any deficiency or claim proposed and/or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to tax years (i) which are subject to an audit, investigation, examination or other proceeding, or (ii) with respect to which the statute of limitations has not expired.

    3.11.  No Material Adverse Change; Conduct of Business

          Except as set forth in Schedule 3.11, since the Interim Balance Sheet
                                 -------------
Date, the Company has conducted its business only in the Ordinary Course of Business and the Company has not:

          (a) suffered a Material Adverse Effect;

          (b) changed the Company's authorized or issued capital stock, granted any stock option or right to purchase shares of capital stock of the Company, issued any security convertible into such capital stock, granted any registration rights, or entered into agreements with respect to the purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock, or declared or paid any dividend or other distribution or payment in respect of shares of capital stock;

          (c) amended the Company Organizational Documents;

          (d) paid or increased any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee, or entered into any employment, severance, or similar Agreement with any director, officer, or employee;

          (e) adopted or increased the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

          (f) suffered any damage to or destruction or loss of any Asset of the Company, whether or not covered by insurance, which has or could have a Material Adverse Effect on the Company;

          (g) entered into, terminated, or received notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, interconnection, collocation, peering, or similar agreement, or (ii) any Agreement or transaction involving a total remaining commitment by or to the Company of at least US $10,000;

          (h) sold (other than sales of inventory in the Ordinary Course of Business), leased, or otherwise disposed of any Asset of the Company, or granted or imposed any Encumbrance on any material Asset of the Company, including without limitation the sale, lease, other disposition or imposition of any Encumbrance on, of any of the Intellectual Property;

          (i) cancelled or waived any claims or rights with a value to the Company in excess of U.S.$10,000;

          (j) agreed, whether orally or in writing, to do any of the actions described in foregoing clauses (b) - (i).

    3.12.  Employee Benefits

          (a) Except as set forth in Schedule 3.12, the Company does not make
                                     -------------
any contributions to, and has not been obligated by Law or Agreement to establish, maintain, sponsor, or make any contributions to (i) any employee pension or welfare benefit plan; (ii) any formal or informal severance plan or arrangement; or (iii) any other deferred compensation, bonus, stock option, stock purchase, revenue sharing, retirement insurance, or other employee benefit plan, agreement, fund, or arrangement, whether or not set forth in writing, providing benefits of economic value to any employee, former employee, or present or former beneficiary, dependent, or assignee other than regular salary, wages, or commissions paid substantially concurrently with the performance of the services for which they are paid (individually or together referred to as "Plan" or "Plans").
                                               ----      -----
Except for the Company's obligation to contribute to certain national pension, health and unemployment insurance schemes set out in Schedule 3.12, there is
                                                     -------------
no accrued pension or similar retirement benefit for or due to any employee required to be paid by the Company upon retirement or termination of any such employee.

          (b) The Company has delivered to Buyer a complete and correct copy of each instrument constituting each Plan or a part of each Plan, as applicable, including without limitation, any informal policy statements or guidelines setting forth provisions of the Plan. The Company has not promised or negotiated any benefit or benefit changes which are not reflected in such instruments.

          (c) Except for those listed on Schedule 3.12, the Company is not
                                         -------------
obligated to make any contributions or payments in respect of any Plan prior to the Closing Date; and there is no amount of contribution or payments which have accrued under the Plans.

          (d) The Company has maintained each Plan according to and in compliance with applicable Law. There are no pending or, to the best of the Company's and the Sellers' Knowledge, threatened, Proceedings by present or former employees of the Company, Plan participants, beneficiaries or spouses of any of the above, or any other Person involving any Plan or any rights or benefits thereunder.

    3.13. Compliance With Laws; Governmental Authorizations

          (a) Except as set forth in Schedule 3.13, the Company has complied
                                     -------------
with and is in compliance with all Laws applicable to it or any of its Assets or operations, including, without limitation, all applicable Laws relating to the regulation and protection of the Environment and all applicable Laws relating to the Company's employees, and there does not exist any basis for any claim of default under, or violation of, any such Law.

          (b) Schedule 3.13 contains a complete and accurate list of each
              -------------
Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the Assets owned or used by, the Company. The Company has delivered to Buyer accurate and complete copies of all Governmental Authorizations identified in Schedule 3.13, including all renewals thereof and
                             -------------
all amendments thereto. Each Governmental Authorization listed or required to be listed in Schedule 3.13 of the Disclosure Schedules is valid and in full force and effect. The Governmental Authorizations listed in Schedule 3.13
                                                             -------------
collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use the Assets in the manner in which it currently owns and uses such Assets.

          (c) Each of the Company and Sellers has not been, or received any notice that it is, in violation of or in default under, any Law or Order applicable to the Company or its Assets. Without limiting the generality of the previous sentence, each of the Sellers and Company is familiar with the terms of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), and has
                                                                 ----
received and reviewed a copy of a summary of the FCPA, which is attached to this Agreement as Exhibit D. None of Sellers is currently a government
             ---------
representative, employee or officer of a political party. Each of Sellers and the Company will comply with all applicable Laws, including but not limited to the FCPA. None of Sellers or the Company has knowledge of any act that has been taken or contemplated by the Company or Sellers that would violate the FCPA without regard to applicability of the FCPA to Sellers or the Company.

    3.14. Licenses

          Sellers have delivered to Buyer true and complete copies of the Licenses, each of which is valid, binding and in full force and effect. The Company has complied in all material respects with all of the requirements with respect to the Licenses. The Company is not, or has not received any notice that it is in default (or with the giving of notice or lapse of time or both, would be in default) under any such License. Sellers have commenced all necessary undertakings to receive the regulatory approval of the Secretary of Communications with respect to the Licenses for a change of control of the Company from the Sellers to Buyer on or before the Closing Date.

    3.15. Litigation; Disputes

          (a) Except as set forth in Schedule 3.15, there are no Proceedings
                                     -------------
pending, or to the best of the Company or any Seller's Knowledge, threatened, against the Company or its business or Assets, or the transactions contemplated by this Agreement, at law or in equity, or before or by any Governmental Body or arbitrator, and neither the Company nor any officer or director thereof, nor any Seller, has directly or indirectly received any formal or informal written notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Body or any other Person or knows any fact(s) which might form the basis for any such actions or notices. The Company is not in default with respect to any Order of any Governmental Body or arbitrator.

          (b) Except as set forth in Schedule 3.15, the Company is not currently
                                     -------------
involved in, nor has been threatened with, any dispute with, any of its current or former employees, agents, brokers, distributors, vendors, subscribers, customers, business consultants, representatives or independent contractors.

    3.16. Contracts; No Defaults

          (a) Schedule 3.16 contains a complete and correct list of all
              -------------
Agreements to which the Company is a party or by which it or any of its Assets is bound, (i) the terms of which involve payments, receipts or potential liabilities by or of the Company of more than U.S. $10,000, or the Argentine Peso equivalent thereof, in a given year or per year, (ii) which are Agreements relating to the borrowing of money or evidencing credit or relating to the purchase or sale of shares or other securities, employment agreements, collective bargaining agreements, consulting agreements, license agreements, interconnection agreements, distribution agreements, reseller agreements, Agreements with any Governmental Body, Agreements with any director, officer or employee of the Company or any relative of any such director, officer or employee or any entity in which such director, officer or employee or relative holds more than five percent (5%) of the outstanding equity interest, or Agreements not made in the Ordinary Course of Business or (iii) which are Subscriber contracts or peering, transit or other agreement with any Internet service provider, online company or similar entity, regardless of the amount of payments, receipts or potential liabilities (the "Schedule 3.16 Contracts").
                                                  -----------------------

          (b) The Company has furnished Buyer complete and correct copies of all
Schedule 3.16 Contracts, together with all amendments and side letters thereto. The Schedule 3.16 Contracts are (i) valid, binding and in full force and effect,
(ii) are enforceable by the Company in accordance with their terms and (iii) the Company is not, and no other party is, in default thereunder. The Company has not given to or received from any other Person, at any time since January 1, 1999, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Schedule 3.16 Contract.

          (c) No Agreement to which the Company is a party or by which it or any of its Assets is bound purports to limit the Company's freedom to compete in any line of business or with any Person. Schedule 3.16 also includes a complete and
                                      -------------
correct lists of all powers of attorney given by or on behalf of the Company, including without limitation, powers of attorney give by or on behalf of any officer or director of the Company in respect of his duties as such.

          (d) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to the Company under current or completed Schedule 3.16 Contracts and no party thereto has made written demand for such renegotiation.

    3.17. Key Customers

          Nothing has come to the attention of Sellers and Sellers have no reason to believe (after reasonable inquiry) that the Key Customers shall not be customers of the Company at least through the six month anniversary of the Closing Date.

    3.18. Insurance

          (a) Schedule 3.18 lists and briefly describes all policies of title,
              -------------
property, fire, hazard, casualty, liability, life, worker's compensation and other forms of insurance of any kind owned or held by the Company. All such policies: (i) are with insurance companies reasonably believed by the Company to be financially sound and reputable; (ii) are in full force and effect and will continue in full force and effect following the consummation of the transactions contemplated under this Agreement; (iii) are sufficient for compliance by the Company with all requirements of Law and of all Agreements to which the Company is a party; (iv) are valid and outstanding policies enforceable against the insurer; (v) taken together, provide adequate insurance coverage for the Assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Company; and (vi) provide that they will remain in full force and effect through the respective dates set forth in Schedule 3.18.
                   -------------

          (b) The Company has not has received (i) any refusal of insurance coverage or any notice that a defense under any insurance coverage will be afforded with reservation of rights or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

          (c) The Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company.

          (d) The Company has given notice to the insurer of all claims that may be insured thereby.

    3.19. Employees

          (a) Schedule 3.19 contains a complete and accurate list of the
              -------------
following information for each employee and director of the Company, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable and any change in compensation since January 1, 1999; vacation accrued; and service credited for purposes of vesting and eligibility to participate, if any, under any Plan.

          (b) Except as set forth in Schedule 3.19, no employee or director of
                                     -------------
the Company is a party to, or is otherwise bound by, any Agreement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business.

    3.20. Labor Relations

          Except as set forth in Schedule 3.20, there are no strikes, work
                                 -------------
stoppages, grievance proceedings, union organization efforts or other controversies pending, threatened or reasonably anticipated between the Company and (a) any of its current or former employees or (b) any union or other collective bargaining unit representing such employees. Except as set forth in
Schedule 3.20, there are no employment agreements between the Company and its
-------------
employees not terminable at will. The consummation of the transactions contemplated hereby will not cause Buyer or the Company to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any Person.

    3.21. Intellectual Property

          (a) Schedule 3.21 is a list and brief description of all Intellectual
              -------------
Property owned or utilized by the Company. The Company has furnished Buyer with copies of all license agreements to which the Company is a party, either as licensor or licensee, with respect to any Intellectual Property. Except as set forth in Schedule 3.21, the Company has good and sole title to, or the exclusive
         -------------
right to use, all the Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the conduct of the Company's business as presently conducted or currently proposed to be conducted and the Company is not infringing on any Intellectual Property right of others, and neither the Company nor the Sellers have Knowledge of any infringement by others of any such rights owned by the Company.

          (b) All licenses set forth on Schedule 3.21 are valid and binding
                                        -------------
obligations of the Company, and to the Knowledge of the Company and the Sellers, of the other parties thereto, and enforceable against the Company, and to the Knowledge of the Company and the Sellers, the other parties thereto in accordance with their respective terms. The Company owns and possesses all right, title and interest in and to, or has the right to use pursuant to a valid license, all Intellectual Property necessary for the operation of the business of the Company as presently conducted.

          (c) To the Knowledge of the Company and the Sellers, the Company and the Sellers have taken all reasonably necessary measures to protect and maintain the rights of the Company in its Intellectual Property. Each piece of

Intellectual Property used by the Company is used with the authorization of every other claimant thereto and the execution, delivery and performance of this Agreement will not impair such use.

          (d) The Company has also delivered to Buyer correct and complete samples or copies of all trademarks, service marks, trade names, copyrights, patents, registrations and, as relate to the foregoing, applications, licenses, agreements, and permissions (as amended to date) held by the Company and all other documents and instruments related to its Intellectual Property, and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property used in, or otherwise necessary for the conduct of, the business of the Company as heretofore conducted: (i) the identified owner possesses all right, title, and interest in and to the item; (ii) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge; (iii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the Knowledge of any of the Sellers or officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and (iv) the Company has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

    3.22.  Year 2000 Compliance

          (a) Each System owned or used by the Company comprised of software, hardware or databases, the operational failure of which would be reasonably likely to result in a Material Adverse Effect on the Company is able to accurately process date data, including, but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations (having such ability being referred to herein as "Year 2000
                                                               ---------
Compliant").  The Company has no reason to believe that it will incur material
---------
expenses arising from or relating to the failure of any of their Systems to be Year 2000 Compliant.

          (b) To the Knowledge of the Company and the Sellers, all vendors of products to the Company, the operational failure of which due to a failure to be Year 2000 Compliant would be reasonably likely to result in a Material Adverse Effect on the Company, and such respective products. To the Knowledge of the Company and the Sellers, each such vendor will continue to furnish its products to the Company without interruption or material delay.

    3.23. Company Brokers or Finders

          The Company has not entered into any Agreement obligating it to pay any brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement.

    3.24. Systems

          Except as set forth on Schedule 3.24 and with such other exceptions as
                                 -------------
will not, individually or in the aggregate, have a Material Adverse Effect on the Company, (i) all of the Systems services and platform servers are running, or peaking, at no higher than 80% of capacity, (ii) Only Systems' services in Quilmes and Rivadavia are replicated in a redundant manner across available platform servers, (iii) all remote physical points of presence ("POPs") are
                                                                 ----
secure, conform to equipment manufacturers' recommended environmental parameters, and contain an uninterrupted power supply with a battery back-up of at least 30 minutes, (iv) the configuration diagrams provided to Buyer reasonably represent the redundant network facilities between major backbone locations, and between remote physical POPs and major network concentration points, (vi) the existing power plant at the Company's main location is equipped with an uninterrupted power supply with a battery back-up of at least 60 minutes, (vii) all deployed dial-in modem, modem shelf and corresponding technology conform to applicable industry standards necessary to support Subscriber traffic at a rate of 56 Kbps or above, (viii) all Systems owned, leased by, or licensed to or by the Company are Year 2000 Compliant, (ix) the Company does not utilizes a DHCP, or other dynamic, IP address allocation scheme that conforms to industry standards, and (x) the Company has access to the quantity of IP addresses sufficient to support the Company's Subscriber base as currently existing.

    3.25. Subscribers

          Schedule 3.25 sets forth (a) the number or Subscribers served by the
          -------------
Company by type of business (i.e., segregated by the following categories, if applicable to the Company: (i) dial-up, (ii) dedicated access, (iii) web hosting, and (iv) other equipment sales and leasing and professional services businesses) as of December 31, 1999 and the Company's standard rates for such Subscribers for each type of business; (b) for the year commencing January 1, 1999, the Company's monthly churn rate (consisting of (i) cancellations of month-to-month service and/or long-term subscription or service contracts prior to expiration (ii) terminations of any such contracts, and (iii) non-renewal of any such contracts upon expiration) by business type during each full calendar month prior to the date hereof; and (c) as of December 31, 1999, detail as to the amount of prepaid subscription or service contracts and the amount of unearned revenue for all Subscriber contracts with a remaining term of (i) less than or equal to 90 days, (ii) greater than 90 days and less than or equal to one year, (iii) greater than one year and less than or equal to two years, (iv) greater than two years and less than or equal to three years and (v) greater than three years. In the event the Closing does not take place, Buyer agrees to return the original, and all copies, of this Schedule 3.25 and shall refrain
                                             -------------
from using any information contained in this Schedule 3.25 for a period of three
                                             -------------
years after termination of this Agreement.

    3.26. Disclosure

          No representation or warranty by the Company, or by the Sellers with respect to the Company, in this Agreement, the Exhibits or the Disclosure Schedules contains any untrue or misleading statement or omits any material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

4.  REPRESENTATIONS AND WARRANTIES OF EACH SELLER

          Each Seller represents and warrants to Buyer and Diginet as to himself as follows:

    4.1.  Authority; Enforceability; No Conflict.

          (a) Such Seller has the legal capacity to enter into this Agreement and each of the other agreements, certificates or other instruments required to be delivered by such Seller at or prior to Closing (the "Seller Closing
                                                         --------------
Documents"), to perform his obligations hereunder and thereunder and to
---------
consummate the transaction contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by such Seller and constitutes a valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally or the rights of creditors of individuals or by general principles of equity. Each of the Seller Closing Documents, when executed and delivered by such Seller, shall have been duly and validly executed and delivered by such Seller and shall constitute a valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms except as such enforcement may be limited by bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally or the rights of creditors of individuals or by general principles of equity.

          (b) The execution and delivery of this Agreement by such Seller, does not, and the execution and delivery by such Seller of each of the Seller Closing Documents and the performance by such Seller of his obligations under this Agreement and each of the Seller Closing Documents will not, with or without the giving of notice or lapse of time or both, (i) subject to obtaining the approvals and compliance with the requirements set forth in Schedule 4.1(b),
                                                            ---------------
conflict with or violate any Law or Order applicable to such Seller or by which any of his Assets is bound or affected, or (ii) except as set forth in Schedule
                                                                       --------
4.1(b), result in any breach of or constitute a default under, or give to others
------
any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the Assets of such Seller pursuant to, any Agreement to which such Seller is a party or by which such Seller or any of his Assets is bound or affected.

          (c) The execution and delivery of this Agreement by such Seller does not, and the execution and delivery of each of the Seller Closing Documents and the performance of this Agreement and each of the Seller Closing Documents by such Seller will not, require any Consent of any Person except as set forth in
Schedule 4.1(c).
---------------

    4.2.  Title to Shares

          Such Seller owns good and marketable, legal and beneficial title in and to the number of Ordinary Shares set forth opposite his name in Exhibit A
                                                                    ---------
free of any and all Encumbrances.

    4.3.  Insolvency

          There are no attachments, executions or assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, or under any other debtor relief laws, pending or, to the Knowledge of such Seller, threatened, against such Seller.

    4.4.  Litigation

          There is no action, order, writ, injunction, judgment or decree pending or outstanding or, to such Seller's Knowledge, threatened, against such Seller with respect to or against or potentially affecting such Seller's interest in his ordinary shares or any of the transactions contemplated hereby.

    4.5.  Principal Residence

          Such Seller's principal residence is in the Republic of Argentina.

    4.6.  Investment Representations

          (a) Such Seller acknowledges that (i) the Diginet Stock and the Promissory Note to be acquired by him hereunder will not be registered under the

Securities Act upon the issuance thereof, (ii) such Diginet Stock and Promissory
Note is being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Seller's representations, warranties, acknowledgments and understandings set forth in this Section 4.6 and (iii) Buyer is relying upon the truth and accuracy of such representations, warranties, acknowledgments and understandings of such Seller.

          (b) Such Seller will acquire the Diginet Stock and Promissory Note to be acquired by him hereunder for such Seller's own account for investment only and not with the current intention of making a public distribution thereof.

          (c) Such Seller is capable of evaluating the merits and risks of the investing in the Diginet Stock and Promissory Note to be acquired by him hereunder and has the capacity to protect its own interests. Such Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act. Such Seller is an "accredited investor" by virtue of
(i) having a personal net worth, or joint net worth with such Seller's spouse, in excess of US $1 million, (ii) having had an individual annual income above US$ 200,000 in each of 1998 and 1999 and reasonably expecting to have an individual annual income in excess of US$ 200,000 for 2000 and 2001, or (iii) having had a joint annual income with such Seller's spouse in excess of US$ 300,000 in each of 1998 and 1999 and reasonably expecting to have a joint annual income with such Seller's spouse in excess of US$ 300,000 for 2000 and 2001.

          (d) Such Seller acknowledges that the Diginet Stock and Promissory Note to be acquired by him hereunder may not be sold, transferred or otherwise disposed of unless such Diginet Stock or Promissory Note is subsequently registered under the Securities Act or an exemption from such registration is available. Such Seller understands that Buyer has no current intention of registering such Diginet Stock. Such Seller also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Seller to transfer all or any portion of such Diginet Stock and Promissory Note under the circumstances, in the amounts or at the times such Seller might propose.

          (e) Such Seller understands that no public market now exists for the Diginet Stock or Promissory Note to be acquired by him hereunder and that Buyer is uncertain whether a public market will ever exist for such Diginet Stock or Promissory Note.

          (f) Such Seller is aware of the provisions of Rule 144, which permit limited resale of "restricted securities" (as such term is defined in Rule 144), subject to the satisfaction of certain conditions, including, among other things: (i) the condition that there be available certain current public information about the issuer of such securities; (ii) the condition that the sale of securities be effected not less than one year after a party has purchased and paid for the securities to be sold; (iii) the condition that the sale of securities be effected through an unsolicited "brokers' transaction" or in transactions directly with a "market maker" (as such terms are defined in Rule 144); and (iv) the condition that the number of securities being sold during any three-month period not exceed specified limitations.

          (g) Such Seller did not receive any information regarding the offer, purchase and sale of the Diginet Stock or Promissory Note to be acquired by him hereunder through any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

          (h) Without in any way limiting the effect of the representations and warranties of Buyer set forth in Section 5 hereof, such Seller has had an opportunity to discuss in detail Diginet's and Buyer's business, management and financial affairs with Diginet's and Buyer's officers and management employees and has carefully reviewed the representations made herein and all documents and records of Diginet and Buyer which Diginet or Buyer has provided in response to such Seller's requests.

          (i) (A) Such Seller hereby certifies that he is not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Securities Act ("Regulation S") and is not acquiring the Diginet Stock for the account or
  ------------
benefit of a "U.S. person;" (B) such Seller acknowledges that the issuance of the Diginet Stock constitutes an "offshore transaction" as that term is defined in Rule 902(h) of Regulation S; (C) such Seller agrees to resell the Diginet Stock only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration; (D) such Seller agrees not to engage in hedging transactions with regard to the Diginet Stock unless in compliance with the Securities Act; (E) such Seller is aware that the stock certificates to be issued to such Seller shall contain a legend to the effect of subsections (C) and (D) above; and (F) such Seller is aware that Diginet shall refuse to register any transfer of the Diginet Stock not made in accordance with the provisions of subsections (C) and (D) above, provided, however, that if Argentine Law prevents Diginet from refusing to register securities transfers, other reasonable procedures shall be implemented to prevent any transfer of Diginet Stock not made in accordance with the provisions of subsections (C) and
(D) above.

    4.7. Seller Broker or Finders

         Such Seller has not entered into any Agreement obligating him to pay any brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement.

    4.8.  Disclosure

          No representation or warranty by each Seller in this Agreement, and no statement by any Seller in any Exhibit or the Disclosure Schedules, contains any untrue or misleading statement or omits any material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

5.  REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to each Seller as follows:

    5.1.  Organization and Good Standing

          Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Argentina. Buyer is not qualified to conduct business in any other jurisdiction, and neither the nature of the business conducted by Buyer nor the character of the Assets owned, leased, or otherwise held by it makes any such qualification necessary in any jurisdiction wherein failure to qualify would have a Material Adverse Effect upon the business of Buyer as currently conducted.

    5.2.  Certificate or Articles of Incorporation

          Buyer furnished or has caused to be furnished to the Company a true and complete copy of its Organizational Documents, as currently in effect, certified as of a recent date by the Governmental Body with which such Organizational Documents are filed, or if no such filings are made, certified by its corporate secretary (collectively the "Buyer Organizational Documents").
                                           --------------------------------
Such certified copies are attached as Schedule 5.2.
                                      ------------

    5.3.  Authority; Enforceability; No Conflict

          (a) Buyer has the necessary corporate power and authority to own, operate and lease its Assets, to carry on its business as currently conducted, to enter into this Agreement and each of the other agreements, certificates or other instruments required to be delivered by Buyer at or prior to Closing (the "Buyer Closing Documents"), to perform its obligations hereunder and thereunder
 -----------------------
and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and each of the Buyer Closing Documents and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Buyer or its shareholders are necessary to authorize Buyer to execute and deliver this Agreement or any of the Buyer

Closing Documents or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity. Each of the Buyer Closing Documents, when executed and delivered by Buyer, shall have been duly executed and delivered by Buyer and shall constitute a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

          (b) The execution and delivery of this Agreement by Buyer does not, and the execution and delivery by Buyer of each of the Buyer Closing Documents and the performance by Buyer of its obligations under this Agreement and each of the Buyer Closing Documents will not, with or without the giving of notice or the lapse of time or both, (i) conflict with or violate the Buyer Organizational Documents, (ii) subject to obtaining the approvals and compliance with the requirements set forth in Schedule 5.3(b), conflict with or violate any Law or
                          ---------------
Order applicable to Buyer or by which any of its Assets is bound or affected, or
(iii) except as set forth in Schedule 5.3(b), result in any breach of or
                             ---------------
constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the Assets of Buyer pursuant to, any Agreement to which Buyer is a party or by which Buyer or any of its Assets is bound or affected.

          (c) The execution and delivery of this Agreement by Buyer does not, and the execution and delivery of each of the Buyer Closing Documents and the performance of this Agreement and each of the Buyer Closing Documents by Buyer will not, require any Consent of any Person except as set forth in Schedule
                                                                   --------
5.3(c).
------

    5.4.  Brokers or Finders

          Except as set forth on Schedule 5.4, there are no Claims for, and Buyer has not entered into any arrangement or agreement obligating it to pay any, brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement.

    5.5.  Disclosure

          No representation or warranty by Buyer in this Agreement, and no statement by Buyer in any Exhibit or the Disclosure Schedules, contains any untrue or misleading statement or omits any material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

6.  REPRESENTATIONS AND WARRANTIES OF DIGINET

          Diginet represents and warrants to each Seller as follows:

    6.1.  Organization and Good Standing

          Diginet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Diginet is duly qualified to conduct business as a foreign corporation and is in good standing in the states, provinces, countries, and territories listed on Schedule 6.1. Diginet is not
                                                ------------
qualified to conduct business in any other jurisdiction, and neither the nature of the business conducted by Diginet nor the character of the Assets owned, leased, or otherwise held by it makes any such qualification necessary in any jurisdiction wherein failure to qualify would have a Material Adverse Effect upon the business of Diginet as currently conducted.

    6.2.  Certificate or Articles of Incorporation

          Diginet furnished or has caused to be furnished to the Company a true and complete copy of its Organizational Documents, as currently in effect, certified as of a recent date by the Governmental Body with which such Organizational Documents are filed, or if no such filings are made, certified by its corporate secretary (collectively the "Diginet Organizational Documents").
                                           ----------------------------------
Such certified copies are attached as Schedule 6.2.
                                      ------------

    6.3.  Authority; Enforceability; No Conflict

          (a) Diginet has the necessary corporate power and authority to own, operate and lease its Assets, to carry on its business as currently conducted, to enter into this Agreement and each of the other agreements, certificates or other instruments required to be delivered by Diginet at or prior to Closing (the "Diginet Closing Documents"), to perform its obligations hereunder and
      -------------------------
thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Diginet of this Agreement and each of the Diginet Closing Documents and the consummation by Diginet of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Diginet or its shareholders are necessary to authorize Diginet to execute and deliver this Agreement or any of the Diginet Closing Documents or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Diginet and constitutes a legal, valid and binding obligation of Diginet, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity. Each of the Diginet Closing Documents, when executed and delivered by Diginet, shall have been duly executed and delivered by Diginet and shall constitute a legal, valid and binding obligation of Diginet, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

          (b) The execution and delivery of this Agreement by Diginet does not, and the execution and delivery by Diginet of each of the Diginet Closing Documents and the performance by Diginet of its obligations under this Agreement and each of the Diginet Closing Documents will not, with or without the giving of notice or the lapse of time or both, (i) conflict with or violate the Diginet Organizational Documents, (ii) subject to obtaining the approvals and compliance with the requirements set forth in Schedule 6.3(b), conflict with or violate any
                                   ---------------
Law or Order applicable to Diginet or by which any of its Assets is bound or affected, or (iii) except as set forth in Schedule 6.3(b), result in any breach
                                          ---------------
of or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the Assets of Diginet pursuant to, any Agreement to which Diginet is a party or by which Diginet or any of its Assets is bound or affected.

          (c) The execution and delivery of this Agreement by Diginet does not, and the execution and delivery of each of the Diginet Closing Documents and the performance of this Agreement and each of the Diginet Closing Documents by Diginet will not, require any Consent of any Person except as set forth in

Schedule 6.3(c).
---------------

    6.4.  Capitalization

          The authorized capital stock of Diginet consists of: (a) four hundred million (400,000,000) shares of common stock, par value $.0001 per share ("Diginet Common Stock"), of which twenty million seven hundred thirty-six thousand one hundred forty-seven (20,736,147) shares are issued and outstanding;
(b) sixty million (60,000,000) shares of non-voting common stock, par value $.0001 per share, of which no shares are issued and outstanding; (c) one hundred one million seven hundred fifty thousand (101,750,000) shares of Class A preferred stock, par value $.0001 per share, of which: (i) sixty-nine million two hundred fifty thousand (69,250,000) shares are shares of Series A-1 Voting Preferred Stock, of which thirty- four million one hundred fifty-seven thousand seven hundred eighty-three (34,157,783) shares are issued and outstanding; (ii) nineteen million two hundred fifty thousand (19,250,000) shares are shares of Series A-1 Non-Voting Preferred

Stock, of which twelve million nine hundred sixty-six thousand thirty seven (12,966,037) shares are issued and outstanding; and (iii) thirteen million two hundred fifty thousand (13,250,000) shares are shares of Series A-2 Preferred Stock, of which nine million four hundred twenty thousand seven hundred thirty four (9,420,734) shares are issued and outstanding; and (d) two hundred one million two hundred thousand (201,200,000) shares of Class B preferred stock, par value $.0001 per share, of which: (i) one hundred ten million (110,000,000) shares are shares of Series B-1 Voting Preferred Stock, of which one hundred seven million three hundred ninety-one thousand two hundred sixty-seven (107,391,267) shares are issued and outstanding; (ii) forty-two million seven hundred thousand (42,700,000) shares are shares of Series B-1 Non-Voting Preferred Stock, of which thirty-two million seventeen thousand three hundred forty-four (32,017,344) shares are issued and outstanding; and (iii) forty-eight million five hundred thousand (48,500,000) shares are shares of Series B-2 Preferred Stock, of which forty-six million four hundred nineteen thousand eight hundred sixty (46,419,860) shares are issued and outstanding. All of the issued and outstanding shares of capital stock of Diginet have been duly authorized, are validly issued, fully paid and nonassessable. In addition, (A) twenty one million nine hundred sixty-four thousand four hundred thirty-seven (21,964,437) shares are reserved for issuance pursuant to outstanding options to purchase shares of Diginet Common Stock granted to employees and certain other Persons;
(B) two million three hundred three thousand three hundred thirty-eight (2,303,338) shares of Series A-2 Preferred Stock are reserved for issuance upon the exercise of warrants issued by Diginet pursuant to warrant purchase agreements with shareholders; (C) four million thirty four thousand four hundred eighty-nine (4,034,489) shares of Series B-1 Voting Preferred Stock are reserved for issuance upon the exercise of warrants issued by Diginet pursuant to that certain Stock Purchase and Warrant Agreement, dated as of April 16, 1999. No shares of Diginet capital stock are held in the treasury of Diginet. Except as set forth in this Section 6.4, no shares of capital stock are reserved for any purpose and there are no options, warrants or other rights or Agreements of any character relating to the issued or unissued capital stock of Diginet or obligating Diginet to issue or sell any shares of capital stock of, or other equity interests in, Diginet, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of Diginet. Except as set forth in Schedule 6.4, there are no
                                                     ------------
outstanding obligations of Diginet to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. The Diginet Stock, when issued, will be duly authorized, validly issued, fully paid and non-assessable.

    6.5.  Brokers or Finders

          Except as set forth on Schedule 6.5, there are no Claims for, and Diginet has not entered into any arrangement or agreement obligating it to pay any, brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement.

    6.6.  Disclosure

          No representation or warranty by Diginet in this Agreement, and no statement by Diginet in any Exhibit or the Disclosure Schedules, contains any untrue or misleading statement or omits any material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

7.  COVENANTS OF COMPANY AND THE SELLERS

          Each Seller, jointly and severally, covenants and agrees:

    7.1.  Access and Investigation

          Between the date of this Agreement and the Closing Date, the Company will, and will cause the Company's Representatives to, and Sellers will, and will cause the Company and the Company's Representatives to, (i) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and complete access to the Company's
                ----------------
Assets, personnel, properties, contracts, books and records, and other documents and data, (ii) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (iii) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information with respect to Sellers or the Company as Buyer may reasonably request.

    7.2.  Operation of the Business of the Company

          Between the date of this Agreement and the Closing Date, except (i) as consented to by Buyer in writing or (ii) as contemplated by this Agreement, the Company will, and will cause the Company's Representatives to, and Sellers will cause the Company to:

          (a) maintain itself at all times as a corporation duly organized and validly existing under the laws of the Republic of Argentina;

          (b) subject to the restrictions set forth in this Agreement, carry on its business and operations in the Ordinary Course of Business as heretofore conducted;

          (c) not engage in any activity or transaction or make any commitment to purchase or spend, other than in the Ordinary Course of Business as heretofore conducted, or repay any indebtedness (including, but not limited to, operating or capital lease obligations) except in accordance with the scheduled payment terms thereof or as required under Section 7.6, or enter into any new indebtedness for borrowed money or the deferred purchase of assets or services or any operating or capital lease arrangements;

          (d) not declare, authorize or pay any distribution or dividend to its shareholders and not grant, issue, redeem, purchase, or otherwise acquire, or agree to grant, issue, redeem, purchase, or otherwise acquire, any shares of its stock or other securities (including, without limitation, stock options);

          (e) not pay or obligate itself to pay any compensation, commission, or bonus to any director or employee as such, except for the regular compensation and commissions payable to such director or employee at the rate in effect on the date of this Agreement or otherwise in the Ordinary Course of Business, and not hire any employee or independent contractor;

          (f) continue to carry all of its existing insurance;

          (g) use its best efforts to preserve the business organization of the Company intact, keep available to Buyer the services of the Company's employees and independent contractors and preserve for the Buyer the Company's relationships with suppliers, licensees, distributors, and customers and others having business relationships with the Company;

          (h) not, and not obligate itself to, sell or otherwise dispose of or pledge or otherwise encumber any of its Assets;

          (i) maintain its facilities, machinery, and equipment in good operating condition and repair, subject only to ordinary wear and tear;

          (j) not enter into any agreement or understanding with any employee, director, or shareholder of the Company or any Affiliate of any of the foregoing where the value of any such items taken together would, in the aggregate, exceed the Argentine Peso equivalent of U.S. $5,000 as of the date of the execution of this Agreement;

          (k) not take any action that may reasonably be expected to violate any Law;

          (l) not commit any act or omit to do any act, or not engage in any activity or transaction or incur any obligation ( by conduct or otherwise), that (individually or in the aggregate) reasonably could be expected to have a Material Adverse Effect on the Company;

          (m) not take any action after the date hereof which would cause any representation, warranty or covenant contained in this Agreement to be or become incorrect or incapable of being performed; and

          (n) without limiting the foregoing, to consult with the Buyer regarding all significant developments, transactions, and proposals relating to its business prior to taking any action with respect thereto.

    7.3.  Required Consents and Approvals

          As promptly as practicable after the date of this Agreement, the Company will and the Sellers will, and will cause the Company to, make all filings required by applicable Laws to be made by any of them in order to consummate the transactions contemplated hereby. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by applicable Laws to make in connection with the transactions contemplated by this Agreement, and (b) cooperate with Buyer in obtaining all Required Seller Consents.

    7.4.  Notification

          Between the date of this Agreement and the Closing Date, the Company and each Seller will promptly notify Buyer in writing if the Company or such Seller becomes aware of any fact or condition that causes or constitutes a breach of any of the Company or any Seller's' representations and warranties contained herein, or if the Company or such Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, the Company and each Seller will promptly notify Buyer of the occurrence of any breach of any covenant of the Company or any Sellers in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Section 9 impossible or unlikely.

    7.5.  Liability for Taxes

          Each Seller shall be responsible for all securities transaction Taxes arising out of or in connection with the transactions contemplated hereby.

    7.6.  Payment of Indebtedness

          The Company will, and each Seller will cause the Company to, (a) pay in full prior to the Closing Date all indebtedness of the Company other than trade payables incurred in the Ordinary Course of Business. Each Seller shall pay, and shall cause any of his Affiliates to pay, in full prior to the Closing Date, all indebtedness owed by him or any such Affiliate to the Company.

    7.7.  No Inconsistent Negotiations

          The Company shall not (and shall not permit or authorize any Person acting on its behalf to) and Seller shall not, (and shall not permit or authorize the Company or any director, officer, employee or other agent of a Seller or the Company, to), directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or Assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company. The Company and each Seller shall promptly inform Buyer about any such inquiry or proposal received by it or him.

    7.8.  Litigation Assistance

          In order to assist Buyer and the Company in its resolution of all actions, claims, demands, suits, proceedings, arbitrations, grievances, citations, summons, subpoenas, inquiries, or investigations of any nature, whether made or initiated before or after the Closing Date, with respect to any fact, circumstance, situation condition, occurrence or event in connection with the Company's business or Assets (the "Claims"), after the Closing Date, each Seller shall cooperate and provide such assistance as reasonably requested by the Company. Such cooperation shall include, but not be limited to, making himself reasonably available in order to investigate, defend and resolve the Claims, dealing the Persons making such Claims and working with the applicable insurance carrier.

    7.9.  Non-Competition

          In partial consideration of the payment of the Purchase Price, each Seller agrees that, from and after the Closing Date and until the third anniversary thereof, he will not, whether personally, through a third party, or as a stockholder or consultant to another entity, participate in, provide services to, or enter into any other arrangements with, any Person that provides services that are in competition with the current business of the Company or Buyer (the "Covenant Not to Compete").
                       -----------------------

8.  COVENANTS OF BUYER PRIOR TO CLOSING DATE

    8.1.  Required Consents and Approvals

          As promptly as practicable after the date of this Agreement, Buyer will make all filings required by applicable Laws to be made by the Buyer in order to consummate the transactions contemplated by this Agreement. Between the date of this Agreement and the Closing Date, Buyer will (a) cooperate with the Company and the Sellers with respect to all filings that the Company and the Sellers elect to make or are required by applicable Laws to make in connection with the transactions contemplated by this Agreement, and (b) cooperate with the Company and the Sellers in obtaining all Required Buyer Consents.

9.  COVENANTS OF ALL PARTIES PRIOR TO CLOSING DATE

    9.1.  Further Action

          Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement, including, without limitation, delivering, or causing to be delivered, the certificates, opinions and other documents to be delivered to each other party as a condition to such other party's obligations under Articles 10 and 11 of this Agreement.

    9.2.  Publicity

          Neither the Company nor the Sellers, on the one hand, nor Buyer, on the other hand, shall announce or disclose publicly the terms or provisions hereof or the transactions contemplated hereby without the prior written approval of the other, except as such disclosure may be required by applicable Law (subject to giving the parties notice as promptly as possible of the intention to make such disclosure and providing the parties an opportunity to review the wording of such disclosure) and except that this provision shall not prohibit any party from disclosing such terms or provisions to its attorneys, accountants, lenders, bankers, financial advisors or any other advisor or consultant provided any such Person to whom such terms or provisions are disclosed agrees to keep such information confidential.

10.  CONDITIONS PRECEDENT TO BUYER'S and diginet's OBLIGATION TO CLOSE

          Buyer's and Diginet's obligation to purchase the Ordinary Shares and to take the other actions required to be taken by Buyer and Diginet at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer or Diginet, in whole or in part):


    10.1.  Satisfaction with Due Diligence

          Buyer shall not have given notice to Sellers of its desire to terminate this Agreement pursuant to Section 13.1(b).

    10.2.  Representations and Warranties

          The representations and warranties made by the Company and each Seller in this Agreement and the statements contained in the Disclosure Schedules and Exhibits attached hereto or in any document furnished by the Company and the Sellers pursuant to this Agreement shall be true and complete when made, and on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes expressly permitted by this Agreement. Buyer shall have received a certificate of each Seller and of the Chief Executive Officer of the Company, dated the Closing Date, to that effect.

    10.3.  Company's and Sellers' Performance

          The Company and each Seller shall have performed or complied with all covenants, acts and obligations required by this Agreement, which are to be performed or to be complied with by it or him at or prior to the Closing Date, including without limitation the covenants set forth in Section 7.6. Buyer shall have received a certificate of each Seller and of the Chief Executive Officer of the Company, dated the Closing Date, to that effect.

    10.4.  Consents

          Buyer shall have obtained each of the Consents identified in Schedule
                                                                       --------
10.4 (the "Required Buyer Consents") must have been obtained and must be in full
----       -----------------------
force and effect.

    10.5.  Key Customer Contracts

          The Company shall have entered into binding service contracts with each of the Key Customers (the "Key Customer Contracts"), in each case with a
                                ----------------------
term of at least two years in the form of Exhibit J attached hereto.
                                          ---------

    10.6.  Employment Agreements

           Lissandrello shall have executed and delivered to Buyer an employment or consulting agreement in the form of Exhibit E-1, Rafael Ibanez shall have
                                       -----------
executed and delivered to Buyer an employment or consulting agreement in the form of Exhibit E-2 and Flavio Villanustre shall have executed and delivered to
        -----------
Buyer an employment or consulting agreement in the form of Exhibit E-3
                                                           -----------
(collectively, the "Employment Agreements").
                    ---------------------

    10.7.  INEA Stockholders Agreement

           Each Seller shall have executed and delivered to Buyer the INEA Stockholders Agreement in the form of Exhibit F (the "INEA Stockholders
                                      ---------       -----------------
Agreement").
---------

    10.8.  Assignment of Intellectual Property Rights

           Flavio Villanustre and the Company shall have entered into an agreement, in form and substance satisfactory to the Company, pursuant to which
(i) he is obligated to disclose and transfer to the Company without the receipt of any additional value (other than normal salary or fees for consulting services) all inventions, developments and discoveries, including without limitation any Software, which, during the period of employment with or performance of services for the Company, he makes or made or conceives or conceived prior to or after the date of the execution of the agreement, either solely or jointly with others, that relate to any subject matter with which his work for the Company may be concerned, or relate to or are connected with the Company's business, products or projects, or involve the use of the time, materials or facilities of the Company and (ii) he is obligated to maintain the confidentiality of all proprietary information of the Company regardless of when such information is or was disclosed to him.

    10.9.  Escrow Agreement

           Each of the Sellers and the Escrow Agent shall have executed and delivered to Buyer the Escrow Agreement.

    10.10. Legal Opinions

          The Sellers shall have delivered to Buyer and Diginet the opinions of Vitale, Manoff, Feilbogen, counsel to the Company and Sellers, in the form of

Exhibit G.
---------

    10.11. No Proceedings

           No Proceedings shall have been commenced against Buyer, Diginet, the Company or any Seller (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby or
(b) that, in the good faith judgment of Buyer, may have the effect of preventing, delaying, making illegal, or otherwise interfering materially with any of the transactions contemplated hereby and no Order of any Governmental Body or arbitrator shall be in effect which enjoins, restrains or prohibits the consummation of the transactions contemplated hereby.

    10.12. No Material Adverse Change

           No event, occurrence, fact, condition, change, development or effect shall have occurred, existed or come to exist since the date of this Agreement that, individually or in the aggregate, has constituted or resulted in, would reasonably be likely to result in, a Company Material Adverse Effect on the Company.

    10.13. Resignations of Directors and Executive Officers

           Buyer shall have received the written resignations of all of the members of the Board of Directors and all of the executive officers of Company (each effective as of the Closing).

11.  CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

           Sellers' obligation to sell the Ordinary Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

    11.1. Representations and Warranties

          The representations and warranties made by Buyer and Diginet in this Agreement and the statements contained in the Disclosure Schedules and Exhibits attached hereto or in any document furnished by Buyer and Diginet pursuant to this Agreement shall be true and complete when made, and on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes expressly permitted by this Agreement. Sellers shall have received a certificate of the Chief Executive Officers of each of Buyer and Diginet, dated the Closing Date, to that effect.

     11.2.  Buyer's and Diginet's Performance

          Buyer and Diginet shall have performed or complied with all covenants, acts and obligations and conditions required by this Agreement, which are to be performed or complied with by it at or prior to the Closing Date. Sellers shall have received a certificate of the Chief Executive Officer of each of Buyer and Diginet, dated the Closing Date, to that effect.

    11.3.  Consents

           Each of the Consents identified in Schedule 11.3 (the "Required
                                              -------------       --------
Seller Consents") must have been obtained and must be in full force and effect.
---------------

    11.4.  Employment Agreement

          Buyer shall have authorized the execution and delivered by the Company to Lissandrello of his Employment Agreement.

    11.5.  INEA Stockholders Agreement

           Diginet shall have executed and delivered to the Sellers the INEA Stockholders Agreement.

    11.6.  Promissory Notes

           Buyer shall have executed and delivered to Sellers the Promissory Notes.

    11.7.  Guarantees

           Diginet shall have executed and delivered to each Seller a Guarantee in the form of Exhibit H (a "Guarantee").
               ---------     ---------

    11.8.  Legal Opinions

           Buyer and Diginet shall have delivered to Sellers the opinion of Cibils, Castro Cranwell & Boneo Villegas, counsel to Buyer, in the form of

Exhibit I-1, and the opinion of Hogan & Hartson, L.L.P., counsel to Buyer and
-----------
Diginet, in the form of Exhibit I-2.
                        -----------

    11.9.  No Proceedings

           No Proceeding shall have been commenced against Buyer, Diginet, the Company or any Seller (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby or
(b) that, in the good faith judgment of Sellers, would likely have the effect of preventing, delaying, making illegal, or otherwise interfering materially with any of the transactions contemplated hereby and no Order of any Governmental Body or arbitrator shall be in effect which enjoins, restrains or prohibits the consummation of the transactions contemplated hereby.

12.  INDEMNIFICATION; REMEDIES

     12.1.  Reliance on and Survival of Representations and Warranties

            (a) Notwithstanding any investigation by Buyer or Diginet, or any information obtained pursuant thereto, Buyer and Diginet shall be entitled to rely upon the representations and warranties of the Company and Sellers contained in this Agreement or any other agreement, document, certificate, exhibit, or other instrument delivered pursuant hereto, and upon their respective representations at Closing as to compliance with or performance of any covenants made by it herein or therein and as to satisfaction of any conditions precedent to the obligations of Buyer or Diginet.

            (b) All representations and warranties contained in this Agreement and any certificate or document delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years following the Closing Date. Notwithstanding the foregoing, (i) the representations and warranties set forth in Sections 3.10, 3.12, 3.13, 3.14, 3.21, and 4.6 shall survive the Closing for a period of ending one (1) year following the expiration of the statute of limitations (including extensions) applicable to any indemnified liability with respect thereto, or in the case of the representations and warranties set forth in Section 3.10, the final determination of (and the expiration of time to appeal) any audit, examination, investigation or other proceeding relating to Taxes covered by, or any claim under, Section 3.10, if later, and (ii) the representations and warranties set forth in
Section 4.2 shall survive the Closing indefinitely.  The applicable period of survival of each representation and warranty contained in this Agreement is referred to herein as the "Survival Period."  Any claim or cause of
                              ---------------
action based upon or arising out of a breach of a representation or warranty made hereunder must be made within the Survival Period applicable thereto or the party against which such claim is made shall have no liability with respect thereto. Nothing combined in this Section, however, shall affect the obligations of any party to perform the agreements and covenants to be performed on its part hereunder or in connection herewith either before or after the Closing Date.

    12.2. Sellers Indemnification Obligations

          (a) Subject to the provisions of this Section 12, Sellers hereby jointly and severally agree to indemnify and hold harmless Buyer, Diginet, the Company and their Affiliates, Representatives and stockholders (collectively, the "Buyer Indemnified Persons") from and against any and all costs, expenses,
     -------------------------
losses, interest charges, penalties, damages or other liabilities or obligations, including reasonable attorneys' fees (collectively, "Buyer
                                                                  -----
Damages") incurred by any Buyer Indemnified Person, directly or indirectly,
-------
by reason of, resulting from or relating to (i) any breach of any representation or warranty, or breach or violation of any of the covenants or agreements of the Company or any Seller in this Agreement or any Company Closing Document or any Seller Closing Document or (ii) any Tax liability of INEA S.R.L.

          (b) Sellers hereby irrevocably waive any and all right to recourse against the Company with respect to any indemnification obligations of Sellers under this Section 12, including, without limitation and right to contribution from, subrogation to or recovery against the Company with respect to any such obligations.

    12.3. Buyer and Diginet Indemnification Obligations

          Subject to the conditions and provisions of this Section 12, Buyer and Diginet hereby joint and severally agree to indemnify, defend and hold harmless Sellers and their respective Representatives (collectively, the "Seller
                                                                 ------
Indemnified Persons") from and against any and all costs, expenses, losses,
-------------------
interest charges, penalties, damages or other liabilities or obligations, including reasonable attorneys fees (collectively, "Seller Damages") incurred by
                                                    --------------
any Seller Indemnified Person, directly or indirectly, by reason of or resulting from any breach of any representation or warranty, or breach or violation of any covenants or agreements of Buyer or Diginet in this Agreement, any Buyer Closing Document or any Diginet Closing Document.

    12.4.  Conditions of Indemnification

           The obligations and liabilities of Sellers, Buyer and Diginet under this Section 11 shall be subject to the following terms and conditions:

           (a) The indemnified party shall give prompt written notice to the indemnifying party of any Proceeding or other event which may give rise to liability of the indemnifying party pursuant to this Section 12 (an "Indemnity
                                                                     ---------
Claim"); provided, however, that failure to give such notice shall not relieve
-----
the indemnifying party of its obligations hereunder unless the indemnifying party shall have suffered actual material damage as a result of such failure.

            (b) With respect to Indemnity Claims involving matters asserted by third parties, the indemnified party may engage representatives of its own choosing with respect to any such Indemnity Claim, such representation (including the compromise or settlement of any such Indemnity Claim) to be undertaken on behalf of and for the account and risk of the indemnifying party. In the event the indemnified party elects not to undertake such defense by its own Representatives, the indemnified party shall give prompt written notice of such election to the indemnifying party, and the indemnifying party will undertake the defense (including the compromise or settlement) thereof by Representatives designated by it whom the indemnified party determines in writing to be satisfactory for such purposes. The consent of the indemnified party to the indemnifying party's choice of counsel or other representative shall not be unreasonably withheld. No party shall compromise or settle an Indemnity Claim without the written consent of the other relevant party, which consent shall not be unreasonably withheld, conditioned or delayed.

            (c) With respect to an Indemnity Claim not involving a third party, if the indemnifying party objects to such Indemnity Claim the indemnifying party shall give the indemnified party written notice thereof within fifteen (15) days following his or its receipt of notice of an Indemnity Claim pursuant to Section 12.4(a) stating the basis for such indemnifying party's objection. Failure to give such notice shall constitute acceptance by the indemnifying party of such Indemnity Claim. In the event the indemnified party and the indemnifying party are unable to resolve their dispute within thirty (30) days following the receipt by the indemnified party's notice of the indemnifying party's objection to such Indemnity Claim, the parties shall submit their dispute to binding arbitration (i) to be held in New York, New York pursuant to the Commercial Arbitration Rules of the International Chamber of Commerce by three arbitrators appointed in accordance with such rules, if the value of the disputed Indemnity Claim is greater than or equal to U.S. $200,000 or (ii) to the Arbitration Tribunal of the Mercantile Exchange for the City of Buenos Aires pursuant to the rules of such tribunal by a three person panel appointed in accordance with such rules, if the value of such disputed Indemnity Claim is less than U.S. $200,000. English shall be the language of any arbitration which takes place in New York and Spanish shall be the language of any arbitration which takes place in Buenos Aires. Costs of the arbitration shall be shared equally by the parties and each party shall pay its own attorneys' fees and other expenses, except that the arbitrators may impose all or part of the defending party's costs, fees and expenses against the party bringing a claim if the arbitrators determine that there was no reasonable basis for pursuing such a claim. All testimony shall be transcribed, and any award shall be accompanied by written findings of fact and a written statement of reasons for the decision.

    12.5. Limitations on Liability

          (a) No amount shall be payable in indemnification by any indemnifying party under this Section 12 unless the aggregate Buyer Damages suffered by the Buyer Indemnified Persons or the Aggregate Seller Damages suffered by the Seller Indemnified Persons, as applicable, in respect of which such indemnifying party would be liable under this Section 12 exceed Fifty Thousand Dollars ($50,000) (the "Deductible"); provided however that, the
                                 ----------    -------- -------
Deductible shall not apply to (i) any claim based upon any misrepresentation or breach of a representation or warranty which was actually known to be untrue by the indemnifying party when made or asserted,
(ii) any claim for indemnity with respect to Taxes or (iii) any claim for indemnity under Section 4.7 or Section 5.4. In the event Aggregate Buyer Damages or Aggregate Seller Damages, as applicable, exceed the Deductible, the indemnified party shall be entitled to seek indemnification for all Buyer Damages or Seller Damages, as applicable, in excess thereof.

          (b) Except with respect to Indemnity Claims arising out of any breach of any representation and warranty set forth in Section 3.10, 3.12, 3.13, 3.21 or 4.2, the aggregate indemnification payable in each case by Sellers, on the one hand, and by Buyer and Diginet, on the other hand, shall not exceed the Purchase Price.

    12.6. Escrow; Right of Set-off

          Upon notice to Sellers specifying in reasonable detail the basis for such set-off, Buyer may set off any amount to which it may be entitled under this Section 12 against amounts otherwise payable under the Promissory Notes or may give notice of a claim for such amount under the Escrow Agreement. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Notes or any instrument securing a Promissory Note. Neither the exercise of nor the failure to exercise such right of set-off or to give a notice of a claim under the Escrow Agreement will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

    12.7. Exclusive Remedy

          The parties acknowledge that, except in the case of fraud, their sole remedy after the Closing for any breach of any representation or warranty contained in this Agreement shall be the indemnification provisions set forth in this Section 12. Notwithstanding the foregoing, nothing herein shall be construed or interpreted as limiting or impairing the rights or remedies that any party hereto may have at equity, including, but not limited to, specific performance and injunctive relief, where available.

13.  TERMINATION

    13.1. Termination Events

          This Agreement may be terminated:

          (a)  by mutual consent of Buyer and Sellers;

          (b) by Buyer, upon written notice to Sellers at any time prior to the Closing, if Buyer, in its reasonable discretion, is not satisfied with the results of its due diligence investigation of Sellers, the Company or of INEA S.R.L. (as described in Section 2.6).

          (c) by Buyer, upon written notice, to Sellers, if there has been a breach by the Company or any Seller of any of its or his respective representations, warranties, covenants or agreements contained herein, or any such representation or warranty shall have become untrue, in any such case such that any of the conditions set forth in Article 10 will not be satisfied, and such breach or condition has not been cured within ten days following receipt by the breaching party of written notice of such breach;

          (d) by Sellers upon written notice to Buyer if there has been a breach by Buyer or Diginet of any of its respective representations, warranties, covenants or agreements contained herein, or any such representation or warranty shall have become untrue, in any such case such that any of the conditions set forth in Article 11 will not be satisfied, and such breach or condition has not been cured within ten days following receipt by the breaching party of written notice of such breach.

          (e)  by either Buyer or Sellers if the Closing has not occurred
(other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before April 30, 2000, or such later date as the parties may agree upon.

    13.2. Effect of Termination

          If this Agreement is terminated pursuant to Section 13.1, this Agreement shall forthwith become wholly void and of no effect, and the parties shall be released from all future obligations hereunder; provided, however, that the obligations in Sections 14.1 and 14.2 shall not be extinguished but shall survive such termination; provided further, however, that if this Agreement is
                          -------- -------
terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired. In the event of any termination of this Agreement, Buyer shall notify the Secretary of Communications of Argentina thereof and take such other actions reasonably required to withdraw any pending application with such Secretary for consent to a change of control of the Licenses as a result of the transactions contemplated by this Agreement.

14. GENERAL PROVISIONS

    14.1. Expenses

          Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Sellers will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

    14.2. Confidentiality

          Between the date of this Agreement and the Closing Date, Buyer, Diginet, the Company and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the transactions contemplated hereby, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions by this Agreement, or (c) the furnishing or use of such information is required by legal proceedings. If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

14.3.  Notices

          All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt),
(b) sent by facsimile transmission (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received or refused by the addressee, if sent by a nationally or internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

          (i) if to Buyer or Diginet and, after the Closing, to the Company:

              Diginet Americas, Inc.
              3201 New Mexico Avenue, N.W.
              Suite 320
              Washington, D.C. 20016
              United States of America
              Attention: David Rutchik, EVP, Corporate Development & General Counsel
              Facsimile: (202) 237-9830
          with a copy (which shall not constitute notice) to:

              Hogan & Hartson L.L.P.
              Columbia Square
              555 Thirteenth Street, N. W.
              Washington, D.C.  20008
              United States of America
              Attention:  Lorraine Sostowski
              Facsimile: (202) 637-5910

          (ii)   if to Sellers:

              (a)  Lissandrello:

              Pedro Ernesto Lissandrello
              Yapeyu 937
              Buenos Aires
              Republic of  Argentina
              Facsimile:  43427544


          (b)  Ortega:

              Roberto Anibal Ortega
              Calle 31 na 3939
              Berazategui (RNP)
              Buenos Aires
              Republic of Argentina
              Facsimile:  43427544

          (c)  Fernandez:

              Jorge Luis Fernandez
              Calle Ismael Moreno 630 de Sarandi
              Partido de Avellaneda
              Buenos Aires
              Republic of Argentina
              Facsimile:  43427544

          (iii)  if to the Company:

              INEA INTERNET S.A.
              Rivadavia 755, Piso 1
              Departamento A
              Capital Federal
              Buenos Aires, Argentina
              Attention:  President
              Facsimile:_________________

          with a copy, in the case of each Seller and, prior to the Closing, the Company (which shall not constitute notice) to:

              Vitale, Manoff, Fleibogen
              Viamonte 1145, 10 "A" floor
              Buenos Aires
              Argentina
              Attention:  Saul Feilbogen
              Facsimile:  43716349

          Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent or mailed, in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt or the delivery receipt being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

    14.4.  Jurisdiction; Service of Process
           (a) By execution and delivery of this Agreement each of the Company, each Seller, Buyer and Diginet hereby accepts and consents to the jurisdiction of the courts of the United States of America and of the State of New York, for itself and in respect of its property, and waives in respect of both itself and its property any defense it may have as to or based on sovereign immunity, jurisdiction, improper venue or inconvenient forum. Each of the Company, each Seller, Buyer and Diginet hereby irrevocably consents to the service of any process or other papers by the use of any of the methods and to the addresses set for the giving of notices pursuant to this Agreement or as provided in
Section 14.3. Nothing herein shall affect the right of any of the Company, each Seller, Buyer and Diginet to serve such process or papers in any other manner permitted by law.

          (b) The Company and each Seller hereby irrevocably designates CSC Corporation (the "Process Agent"), with offices at the date of this Agreement at
                  -------------
80 State Street, Albany, New York 12207-2543, as its designee, appointee and agent to receive for and on its behalf, service of process in such jurisdiction in any legal action or proceedings with respect to this Agreement, and such service shall be deemed complete upon delivery thereof to the Process Agent, provided that in the case of any such service upon the Process Agent, the party effecting such service shall also deliver a copy thereof to each party in the manner provided in Section 14.3. The Company and each Seller shall take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent, who will thereafter be referred to herein as the "Process Agent," so that such party will at all times have an agent for
     -------------
service of process for the above purposes in New York, New York. In the event of the transfer of all or substantially all of the assets and business of the Process Agent to any other Person by consolidation, merger, sale of assets or otherwise, such other Person shall be substituted hereunder for the Process Agent with the same effect as if named herein in place of CSC Corporation or appointed in place of such other agent that may have been appointed. Nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable law. Each party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America. The Process Agent must notify to each of the Seller to the following adreess: Viamonte street 1145, 10 "A" floor, Buenos Aires, Argentina, (1053)

    14.5.  Further Assurances

           The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

    14.6.  Waiver

           The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the Company Closing Documents, the Seller Closing Documents, the Buyer Closing Documents or the Diginet Closing Documents, as applicable, will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the Company Closing Documents, the Seller Closing Documents, the Buyer Closing Documents or the Diginet Closing Documents, as applicable, can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;
(b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the Company Closing Documents, the Seller Closing Documents, the Buyer Closing Documents or the Diginet Closing Documents, as applicable.

    14.7.  Entire Agreement and Modification

           This Agreement, including the Schedules and Exhibits hereto and Company Closing Documents, the Seller Closing Documents, the Buyer Closing Documents or the Diginet Closing Documents, as applicable, supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Sellers dated January 3, 2000) and constitutes the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

    14.8.  Binding Effect

           Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

    14.9.  Assignment

           No party may assign its rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld, conditioned, or delayed, except that (a) Diginet may assign all of its rights and obligations hereunder in connection with a merger, consolidation, or sale of all or substantially all of its Assets, (b) Buyer may assign all of its rights and obligations hereunder to an Affiliate and (c) Diginet and Buyer may assign all or any portion of its rights hereunder as security for a loan.

    14.10.  Limitation on Benefits

           The covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns, except that the agreements set forth in Section 12 also shall be for the benefit of, and enforceable by, Buyer Indemnified Persons, Seller Indemnified Persons and their respective successors, heirs, executors, administrators, legal representatives or permitted assigns.

    14.11.  Severability

          If any provision of this Agreement or any other Agreement or document given pursuant or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

    14.12. Section Headings Construction; Gender

           The headings of sections and subsections in this Agreement are provided for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof. The parties hereto acknowledge that all parties participated equally in the drafting and negotiation of this Agreement and were represented by counsel of their own choosing in connection therewith. Consequently, this Agreement shall be construed without referencing to any rule of law which provides that ambiguities in a contract are to be resolved against the drafter thereof. The use of the neuter gender herein shall be deemed to include the masculine and the feminine gender, if the context so requires.

    14.13. Governing Law

           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

    14.14. Execution in Counterparts

           This Agreement may be executed in one or more counterparts, each of which may be executed by less than all the parties, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

    14.15. Specific Performance

          In addition to any other remedies which any party may have at law or in equity, each Seller, on the one hand, and Buyer and Diginet, on the other hand, hereby acknowledges that the Ordinary Shares and, the Company, on the one hand, and the Diginet Stock, on the other hand, are unique, and that the harm to each Seller or Buyer and Diginet resulting from breaches by any party of its or his respective obligations cannot be adequately compensated by damages. Accordingly, each Seller, on the one hand, and Buyer and Diginet, on the other hand, agree that each Seller and Buyer and Diginet shall have the right to have all obligations, undertakings, agreements, covenants, and other provisions of this Agreement specifically performed by the other parties, as the case may be, and that each Seller or Buyer and Diginet, as the case may be, shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or the Republic of Argentina.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be fully executed on their behalf, as of the date first set forth above.

SELLERS:            BUYER:



___________________________         DIVEO ARGENTINA S.A..
Pedro Ernesto Lissandrello.
                                    By:___________________________
                                                            Name:  Jaime Cibils
Robirosa
____________________________        Title: Chief Executive Officer
Roberto Anibal Ortega


_____________________________       DIGINET:
Jorge Luis Fernandez
                                    DIGINET AMERICAS, INC.


COMPANY:                            By:
                                                            Name: David R.
Schmieg
INEA INTERNET S.A.                  Title:   Chief Executive Officer

By: _________________________
Name: Pedro Lisandrello
Title: Chief Executive Officer

                                   EXHIBIT A
                                   ---------

                                                                  Forfeitable   Number of     Number of
                             Number of       Cash    Promissory   Portion of    Shares of     Shares of
                              Ordinary     Payment      Note      Promissory     Diginet       Escrowed     Percentage
          Name                 Shares       Amount     Amount       Note          Stock         Stock        Interest
  --------------------------------------------------------------------------------------------------------------------
Lissandrello                     4,000     $916,667    $933,333     $600,000     368,324        18,417          33-1/3%

Ortega                           4,000     $916,667    $933,333     $600,000     368,324        18,417          33-1/3%

Fernandez                        4,000     $916,667    $933,333     $600,000     368,324        18,417          33-1/3%

                                                                       EXHIBIT D
                                                                       ---------

     This outline briefly summarizes the relevant scope of the United States ("U.S.") Foreign Corrupt Practices Act ("FCPA") of 1977, as amended in 1988, and related regulations; it is for informational purposes only and is not intended as legal guidance.

    1.  General
        -------

        The FCPA consists basically of a prohibition against U.S. persons engaging in bribery of foreign officials either directly or indirectly (through the nationals or entities of other countries). It is a violation of the FCPA if a U.S. company or individual corruptly and knowingly takes steps to offer, pay, give or transfer anything of value to a foreign official, political party, official of a foreign political party or candidate for foreign political office, in order to influence any action in the person's official capacity, or to induce the official to use his influence or to violate his lawful duty, so that the U.S. firm or individual may obtain or retain business. This same prohibition applies to the use of any intermediary who offers or pays such amounts to any of the foregoing people. Further, one cannot avoid "knowledge" (and application of the statue) by deliberately disregarding facts. Finally, even if a "sensitive" or "facilitating" payment does not violate the FCPA, it still may result in violation of other U.S. federal or state laws or laws of foreign countries in which the company is operating, such as currency restrictions.

    2.  Exceptions and Exclusions.
        -------------------------
        (a)  "Grease" payments.
              ----------------

        It is not prohibited under the FCPA to make any "facilitating" or "expediting" payment, the purpose of which is simply to expedite or to secure the performance of a "routine governmental action". Therefore, a so-called "grease" payment may be made to a foreign official of any status, but only if it is for "routine governmental action", defined to mean that which is "ordinarily and commonly performed without the exercise of discretion." This grease payment exclusion does not exempt payments for governmental actions that are for the functional equivalent of the award or retention of business.

        (b)  Legality under local written law.
             --------------------------------
        It is a defense under the FCPA to make payments which are "lawful under the written laws and regulations" of the local country.

        (c)  Reasonable and bona fide expenditures.
             -------------------------------------

        It is also a defense under the FCPA to make payments that are directly related to the promotion, demonstration, etc. of products or services, or the execution of an existing contract with a foreign government (such as for travel and lodging expenses).

    3.  Penalties.
        ---------

        The maximum fine for a U.S. corporation is two million dollars and one hundred thousand dollars for individuals found to have violated the statute. If criminal charges are pursued, the possibility for imprisonment is for a period up to five years. Additionally, a civil penalty of ten thousand dollars per violation may be imposed on corporations and individuals by the Department of Justice. Further, an individual corporate employee may be convicted even if the U.S. corporation has not been found to have violated the FCPA. Finally, a violation of the antibribery provisions of the FCPA may result in a U.S. government-wide suspension or debarment from participation in American funded programs.

                                  Schedule 2.2
                                  ------------

                          Allocation of Purchase Price

The Purchase Price shall be allocated as follows: (i) Three Million U.S. Dollars (US $3,000,000) to the Covenant Not to Compete and (ii) the balance to the Ordinary Shares.

                                  Schedule 3.1
                                  ------------

                         Organization and Good Standing

1.  Jurisdictions Outside Argentina Where the Company is Qualified to Do
    Business.

2.  Other Names Under Which the Company Has Conducted Business.

3.  Subsidiaries and Other Entities in which the Company Holds an Equity
    Interest.

                                  Schedule 3.2
                                  ------------

                          Certified Copies of Company
                            Organizational Documents

                                Schedule 3.3(b)
                                ---------------

                    Required Approvals under Applicable Law;
                     Agreements Violated by this Agreement

                                Schedule 3.3(c)
                                ---------------

                               Required Consents

                                  Schedule 3.5
                                  ------------

                              Financial Statements

                                  Schedule 3.7
                                  ------------

                            Undisclosed Liabilities

                                  Schedule 3.8
                                  ------------

                        Real Property; Title Exceptions

                                  Schedule 3.9
                                  ------------

                         Product or Service Warranties

                                 Schedule 3.11
                                 -------------

                       Changes in the Company's Business

                                 Schedule 3.12
                                 -------------

                               Employee Benefits

                                 Schedule 3.13
                                 -------------

             Non-Compliance with Laws; Governmental Authorizations

                                 Schedule 3.15
                                 -------------

                         Litigation and Other Disputes

                                 Schedule 3.16
                                 -------------

                               List of Contracts

                                 Schedule 3.18
                                 -------------

                                   Insurance

                                 Schedule 3.19
                                 -------------

                                   Employees

                                 Schedule 3.20
                                 -------------

                                Labor Relations

                                 Schedule 3.21
                                 -------------

                             Intellectual Property

                                 Schedule 3.24
                                 -------------

                                    Systems

                                 Schedule 3.25
                                 -------------

                                  Subscribers

                                Schedule 4.1(b)
                                ---------------

                          Approvals Needed by Sellers;
                         Agreements Breached by Sellers
                          Entering into this Agreement

                                Schedule 4.1(c)
                                ---------------

                       Consents to be Obtained by Sellers

                                  Schedule 5.2
                                  ------------

                Certified Copies of Buyer Organization Documents

                                 See attached.

                                Schedule 5.3(b)
                                ---------------

                    Approvals Required by Buyer; Agreements
                 Violated by Buyer Entering Into This Agreement

1.  See Schedule 6.3(b).

                                Schedule 5.3(c)
                                ---------------

                           Consents Required by Buyer

1.  See Schedule 6.3(b).

                                  Schedule 5.4
                                  ------------

                     Buyer's Obligations For Broker's Fees

                                      None

                                  Schedule 6.1
                                  ------------

                         Jurisdictions in which Diginet
                          is Qualified to Do Business

1.  District of Columbia

2.  New York

3.  Missouri

                                  Schedule 6.2
                                  ------------

                        Diginet Organizational Documents

                                 See attached.

                                Schedule 6.3(b)
                                ---------------

                         Approvals Required by Diginet;
                         Agreements Violated by Diginet
                          Entering into this Agreement

1. Approval of the transactions contemplated by this Agreement by a supermajority of the preferred stockholders of Diginet is required under the Amended and Restated Stockholders' Agreement, dated as of April 16, 1999, among Diginet and certain of its stockholders.

                                Schedule 6.3(c)
                                ---------------

                          Consents Required by Diginet

1.  See Schedule 6.3(b).

                                  Schedule 6.4
                                  ------------

                     Obligations of Diginet to Repurchase,
                          Redeem or Otherwise Acquire
                         Shares of Its Capital Stock or
                             Make any Investment in
                                any Other Person


1. Pursuant to the Amended and Restated Stockholders' Agreement, dated as of April 16, 1999, among Diginet and certain of its shareholders, those shareholders have a right to require Diginet to repurchase their shares of Diginet stock at any time or from time to time during the period commencing on April 16, 2006 and ending on April 16, 2010 at a price equal to fair market value as determined in accordance with the agreement. This right will terminate upon the completion of the initial public offering of Diginet's common stock (provided that certain tests regarding the size of the offering and the per share price of the stock sold in the offering are met).

2. Diginet anticipates issuing approximately 900,000 shares of common stock to three of its executives within the next sixty (60) days and, in connection therewith, granting these executives the right, during the period commencing on the first anniversary of the issuance of such shares and ending upon the completion of the initial public offering of Diginet's common stock, to sell these shares back to Diginet for a price equal to their fair market value.

                                 Schedule 10.4
                                 -------------

                            Required Buyer Consents


1.  Consent For Transfer of Commercial Establishment
    (Fondo do Commercio)

2.  Consent of CNC to transfer control of Licenses

3. Consent of the Spouses of Sellers to the Transactions Contemplated Hereby, in form and substance satisfactory to counsel for Buyer

                                 Schedule 11.3
                                 -------------

                            Required Seller Consents

                               TABLE OF CONTENTS


                                                                         Page

1.  DEFINITIONS..........................................................  1
2.  SALE AND PURCHASE OF SHARES; CLOSING.................................  8
    2.1.  Sale and Purchase of Shares....................................  8
    2.2.  Purchase Price.................................................  9
    2.3.  Closing........................................................ 10
    2.4.  Closing........................................................ 10
    2.5.  Purchase Price Adjustments..................................... 11
    2.6.  Additional Escrow Requirements................................. 11
3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
   SELLERS REGARDING THE COMPANY......................................... 11
    3.1.  Organization and Good Standing................................. 11
    3.2.  Certificate or Articles of Incorporation....................... 11
    3.3.  Authority; Enforceability; No Conflict......................... 11
    3.4.  Capitalization; Ownership of Ordinary Shares................... 11
    3.5.  Financial Statements........................................... 11
    3.6.  Books and Records.............................................. 11
    3.7.  No Undisclosed Liabilities..................................... 11
    3.8.  Title to Properties............................................ 11
    3.9.  Accounts Receivable; Product and Services Warranties........... 11
   3.10.  Taxes.......................................................... 11
   3.11.  No Material Adverse Change; Conduct of Business................ 11
   3.12.  Employee Benefits.............................................. 11
   3.13.  Compliance With Laws; Governmental Authorizations.............. 11
   3.14.  Licenses....................................................... 11
   3.15.  Litigation; Disputes........................................... 11
   3.16.  Contracts; No Defaults......................................... 11
   3.17.  Key Customers.................................................. 11
   3.18.  Insurance...................................................... 11
   3.19.  Employees...................................................... 11
   3.20.  Labor Relations................................................ 11
   3.21.  Intellectual Property.......................................... 11
   3.22.  Year 2000 Compliance........................................... 11
   3.23.  Company Brokers or Finders..................................... 11
   3.24.  Systems........................................................ 11
   3.25.  Subscribers.................................................... 11
   3.26.  Disclosure..................................................... 11
4. REPRESENTATIONS AND WARRANTIES OF EACH SELLER......................... 11
   4.1.  Authority; Enforceability; No Conflict.......................... 11

   4.2.  Title to Shares................................................. 11
   4.3.  Insolvency...................................................... 11
   4.4.  Litigation...................................................... 11
   4.5.  Principal Residence............................................. 11
   4.6.  Investment Representations...................................... 11
   4.7.  Seller Broker or Finders........................................ 11
   4.8.  Disclosure...................................................... 11
5. REPRESENTATIONS AND WARRANTIES OF BUYER............................... 11
   5.1.  Organization and Good Standing.................................. 11
   5.2.  Certificate or Articles of Incorporation........................ 11
   5.3.  Authority; Enforceability; No Conflict.......................... 11
   5.4.  Brokers or Finders.............................................. 11
   5.5.  Disclosure...................................................... 11
6. REPRESENTATIONS AND WARRANTIES OF DIGINET............................. 11
   6.1.  Organization and Good Standing.................................. 11
   6.2.  Certificate or Articles of Incorporation........................ 11
   6.3.  Authority; Enforceability; No Conflict.......................... 11
   6.4.  Capitalization.................................................. 11
   6.5.  Brokers or Finders.............................................. 11
   6.6.  Disclosure...................................................... 11
7. COVENANTS OF COMPANY AND THE SELLERS  11
   7.1.  Access and Investigation........................................ 11
   7.2.  Operation of the Business of the Company........................ 11
   7.3.  Required Consents and Approvals................................. 11
   7.4.  Notification.................................................... 11
   7.5.  Liability for Taxes............................................. 11
   7.6.  Payment of Indebtedness......................................... 11
   7.7.  No Inconsistent Negotiations.................................... 11
   7.8.  Litigation Assistance........................................... 11
   7.9.  Non-Competition................................................. 11
8. COVENANTS OF BUYER PRIOR TO CLOSING DATE.............................. 11
   8.1.  Required Consents and Approvals................................. 11
9. COVENANTS OF ALL PARTIES PRIOR TO CLOSING DATE........................ 11
   9.1.  Further Action.................................................. 11
   9.2.  Publicity....................................................... 11
10.  CONDITIONS PRECEDENT TO BUYER'S AND DIGINET'S
         OBLIGATION TO CLOSE............................................. 11
  10.1.  Satisfaction with Due Diligence................................. 11
  10.2.  Representations and Warranties.................................. 11
  10.3.  Company's and Sellers' Performance.............................. 11
  10.4.  Consents........................................................ 11
  10.5.  Key Customer Contracts.......................................... 11
  10.6.  Employment Agreements........................................... 11
  10.7.  INEA Stockholders Agreement..................................... 11

  10.8.  Assignment of Intellectual Property Rights...................... 11
  10.9.  Escrow Agreement................................................ 11
  10.10. Legal Opinions.................................................. 11
  10.11. No Proceedings.................................................. 11
  10.12. No Material Adverse Change...................................... 11
  10.13. Resignations of Directors and Executive Officers................ 11
11.  CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE................ 11
  11.1.  Representations and Warranties.................................. 11
  11.2.  Buyer's and Diginet's Performance............................... 11
  11.3.  Consents........................................................ 11
  11.4.  Employment Agreement............................................ 11
  11.5.  INEA Stockholders Agreement..................................... 11
  11.6.  Promissory Notes................................................ 11
  11.7.  Guarantees...................................................... 11
  11.8.  Legal Opinions.................................................. 11
  11.9.  No Proceedings.................................................. 11
12.  INDEMNIFICATION; REMEDIES........................................... 11
  12.1.  Reliance on and Survival of Representations and Warranties...... 11
  12.2.  Sellers Indemnification Obligations............................. 11
  12.3.  Buyer and Diginet Indemnification Obligations................... 11
  12.4.  Conditions of Indemnification................................... 11
  12.5.  Limitations on Liability........................................ 11
  12.6.  Escrow; Right of Set-off........................................ 11
  12.7.  Exclusive Remedy................................................ 11
13.  TERMINATION......................................................... 11
  13.1.  Termination Events.............................................. 11
  13.2.  Effect of Termination........................................... 11
14.  GENERAL PROVISIONS.................................................. 11
  14.1.  Expenses........................................................ 11
  14.2.  Confidentiality................................................. 11
  14.3.  Notices......................................................... 11
  14.4.  Jurisdiction; Service of Process................................ 11
  14.5.  Further Assurances.............................................. 11
  14.6.  Waiver.......................................................... 11
  14.7.  Entire Agreement and Modification............................... 11
  14.8.  Binding Effect.................................................. 11
  14.9.  Assignment...................................................... 11
  14.10. Limitation on Benefits.......................................... 11
  14.11. Severability.................................................... 11
  14.12. Section Headings Construction; Gender........................... 11
  14.13. Governing Law................................................... 11
  14.14. Execution in Counterparts....................................... 11
  14.15. Specific Performance............................................ 11

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